EXHIBIT 2.2



                                CREDIT AGREEMENT


                                      among


                         MAGELLAN HEALTH SERVICES, INC.,

                                 VARIOUS LENDERS


                                       and


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                             as ADMINISTRATIVE AGENT


                        --------------------------------

                           Dated as of January 5, 2004
                        --------------------------------





                         DEUTSCHE BANK SECURITIES INC.,
                              as LEAD ARRANGER and
                              BOOK RUNNING MANAGER,
                                       and
                           CREDIT SUISSE FIRST BOSTON,
                    acting through its CAYMAN ISLANDS BRANCH,
                              as SYNDICATION AGENT

                               DEUTSCHE BANK [/]

                                TABLE OF CONTENTS
                                -----------------


                                                                                                                             Page
                                                                                                                             ----


SECTION 1.                Amount and Terms of Credit............................................................................1

           1.01           The Commitments.......................................................................................1
           1.02           Minimum Amount of Each Borrowing......................................................................3
           1.03           Notice of Borrowing...................................................................................3
           1.04           Disbursement of Funds.................................................................................4
           1.05           Notes.................................................................................................5
           1.06           Conversions...........................................................................................7
           1.07           Pro Rata Borrowings...................................................................................7
           1.08           Interest..............................................................................................7
           1.09           Interest Periods for Eurodollar Loans.................................................................8
           1.10           Increased Costs, Illegality, etc......................................................................9
           1.11           Compensation.........................................................................................11
           1.12           Change of Lending Office.............................................................................12
           1.13           Replacement of Lenders...............................................................................12

SECTION 2.                Letters of Credit....................................................................................14

           2.01           Letters of Credit....................................................................................14
           2.02           Maximum Letter of Credit Outstandings; Final Maturities; etc.........................................15
           2.03           Letter of Credit Requests; Minimum Stated Amount.....................................................15
           2.04           Letter of Credit Participations......................................................................17
           2.05           Agreement to Repay Letter of Credit Drawings.........................................................19
           2.06           Increased Costs......................................................................................21
           2.07           Credit-Linked Deposit Account........................................................................21

SECTION 3.                Commitment Commission; Fees; Reductions of Commitment................................................23

           3.01           Fees.................................................................................................23
           3.02           Voluntary Termination of Unutilized Commitments......................................................24
           3.03           Mandatory Reduction of Commitments...................................................................25

SECTION 4.                Prepayments; Payments; Taxes.........................................................................26

           4.01           Voluntary Prepayments................................................................................26
           4.02           Mandatory Repayments.................................................................................27
           4.03           Method and Place of Payment..........................................................................31
           4.04           Net Payments.........................................................................................31

SECTION 5.                Conditions Precedent to Credit Events on the Initial Borrowing Date..................................34

           5.01           Execution of Agreement; Notes........................................................................34
           5.02           Officer's Certificate................................................................................35
           5.03           Opinions of Counsel..................................................................................35
           5.04           Corporate Documents; Proceedings; etc................................................................35
           5.05           The Transaction, etc.................................................................................35
           5.06           Adverse Change, Approvals............................................................................37
           5.07           Litigation...........................................................................................38


                                      (i)

           5.08           Pledge Agreement.....................................................................................38
           5.09           Subsidiaries Guaranties..............................................................................38
           5.10           Security Agreement...................................................................................38
           5.11           Financial Statements; Projections....................................................................39
           5.12           Solvency Certificate; Insurance Certificates.........................................................39
           5.13           Shareholders' Agreements; Management Agreements; Employment Agreements;
                          Non-Compete Agreements; Tax Sharing Agreements; and Existing Indebtedness Agreements.................39
           5.14           Fees, etc............................................................................................40

SECTION 6.                Conditions Precedent to All Credit Events............................................................40

           6.01           No Default; Representations and Warranties...........................................................40
           6.02           Notice of Borrowing; Letter of Credit Request........................................................40

SECTION 7.                Representations, Warranties and Agreements...........................................................41

           7.01           Organizational Status................................................................................41
           7.02           Power and Authority..................................................................................41
           7.03           No Violation.........................................................................................41
           7.04           Approvals............................................................................................42
           7.05           Financial Statements; Financial Condition; Undisclosed Liabilities;
                          Projections; No Material Adverse Effect..............................................................42
           7.06           Litigation...........................................................................................43
           7.07           True and Complete Disclosure.........................................................................43
           7.08           Use of Proceeds; Margin Regulations..................................................................43
           7.09           Tax Returns and Payments.............................................................................44
           7.10           Compliance with ERISA................................................................................44
           7.11           The Security Documents...............................................................................45
           7.12           Properties...........................................................................................46
           7.13           Capitalization.......................................................................................46
           7.14           Subsidiaries; etc....................................................................................47
           7.15           Compliance with Statutes, etc........................................................................47
           7.16           Investment Company Act...............................................................................47
           7.17           Public Utility Holdings Company Act..................................................................47
           7.18           Environmental Matters................................................................................48
           7.19           Labor Relations......................................................................................48
           7.20           Intellectual Property, etc...........................................................................49
           7.21           Indebtedness.........................................................................................49
           7.22           Insurance............................................................................................49
           7.23           Subordination, etc...................................................................................49
           7.24           Certain Agreements...................................................................................49

SECTION 8.                Affirmative Covenants................................................................................49

           8.01           Information Covenants................................................................................50
           8.02           Books, Records and Inspections; Annual Meetings......................................................53
           8.03           Maintenance of Property; Insurance...................................................................53
           8.04           Existence; Franchises................................................................................54
           8.05           Compliance with Statutes, etc........................................................................54
           8.06           Compliance with Environmental Laws...................................................................54


                                      (ii)

           8.07           ERISA................................................................................................55
           8.08           End of Fiscal Years; Fiscal Quarters.................................................................56
           8.09           Performance of Obligations...........................................................................57
           8.10           Payment of Taxes.....................................................................................57
           8.11           Use of Proceeds......................................................................................57
           8.12           Additional Security; Further Assurances; etc.........................................................57
           8.13           Foreign Subsidiaries Security........................................................................59
           8.14           Ownership of Subsidiaries; etc.......................................................................60
           8.15           Maintenance of Corporate Separateness................................................................60
           8.16           Permitted Acquisitions...............................................................................60
           8.17           Concentration and Disbursement Accounts..............................................................62

SECTION 9.                Negative Covenants...................................................................................62

           9.01           Liens................................................................................................62
           9.02           Consolidation, Merger, Purchase or Sale of Assets, etc...............................................65
           9.03           Dividends............................................................................................67
           9.04           Indebtedness.........................................................................................67
           9.05           Advances, Investments and Loans......................................................................69
           9.06           Transactions with Affiliates.........................................................................71
           9.07           Capital Expenditures.................................................................................72
           9.08           Consolidated Interest Coverage Ratio.................................................................73
           9.09           Minimum Consolidated EBITDA..........................................................................74
           9.10           Total Leverage Ratio.................................................................................75
           9.11           Modified Leverage Ratio..............................................................................76
           9.12           Limitations on Payments of Certain Indebtedness; Modifications of
                          Certain Indebtedness Documents, Certificate of Incorporation, By-Laws
                          and Certain Other Agreements, etc....................................................................76
           9.13           Limitation on Certain Restrictions on Subsidiaries...................................................77
           9.14           Business, etc........................................................................................78
           9.15           Limitation on Creation of Subsidiaries...............................................................78
           9.16           Limitation on Issuance of Capital Stock..............................................................78
           9.17           Changes to Legal Names, Organizational Identification Numbers,
                          Jurisdiction or Type or Organization.................................................................79

SECTION 10.               Events of Default....................................................................................80

           10.01          Payments.............................................................................................80
           10.02          Representations, etc.................................................................................80
           10.03          Covenants............................................................................................80
           10.04          Default Under Other Agreements.......................................................................80
           10.05          Bankruptcy, etc......................................................................................80
           10.06          ERISA................................................................................................81
           10.07          Security Documents...................................................................................81
           10.08          Subsidiaries Guaranty................................................................................82
           10.09          Judgments............................................................................................82
           10.10          Change of Control....................................................................................82


                                     (iii)

SECTION 11.               Defined Terms........................................................................................83


SECTION 12.               The Administrative Agent............................................................................111

           12.01          Appointment.........................................................................................111
           12.02          Nature of Duties....................................................................................112
           12.03          Lack of Reliance on the Administrative Agent........................................................112
           12.04          Certain Rights of the Administrative Agent..........................................................112
           12.05          Reliance............................................................................................113
           12.06          Indemnification.....................................................................................113
           12.07          The Administrative Agent in its Individual Capacity.................................................113
           12.08          Holders.............................................................................................113
           12.09          Resignation by the Administrative Agent.............................................................114

SECTION 13.               Miscellaneous.......................................................................................115

           13.01          Payment of Expenses, etc............................................................................115
           13.02          Right of Setoff.....................................................................................116
           13.03          Notices.............................................................................................116
           13.04          Benefit of Agreement; Assignments; Participations...................................................116
           13.05          No Waiver; Remedies Cumulative......................................................................119
           13.06          Payments Pro Rata...................................................................................119
           13.07          Calculations; Computations..........................................................................120
           13.08          GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL..............................120
           13.09          Counterparts........................................................................................121
           13.10          Effectiveness.......................................................................................121
           13.11          Headings Descriptive................................................................................121
           13.12          Amendment or Waiver; etc............................................................................121
           13.13          Survival............................................................................................123
           13.14          Domicile of Loans...................................................................................123
           13.15          Register............................................................................................123
           13.16          Confidentiality.....................................................................................124

                                      (iv)

SCHEDULE I                     Commitments
SCHEDULE II                    Lender Addresses
SCHEDULE III                   ERISA Plans
SCHEDULE IV                    Real Property
SCHEDULE V                     Subsidiaries
SCHEDULE VI                    Existing Indebtedness
SCHEDULE VII                   Insurance
SCHEDULE VIII                  Existing Liens
SCHEDULE IX                    Existing Investments



EXHIBIT A-1                    Notice of Borrowing
EXHIBIT A-2                    Notice of Conversion/Continuation
EXHIBIT B-1                    Term Note
EXHIBIT B-2                    Revolving Note
EXHIBIT B-3                    Swingline Note
EXHIBIT C                      Letter of Credit Request
EXHIBIT D                      Section 4.04(b)(ii) Certificate
EXHIBIT E-1                    Opinion of Weil, Gotshal & Manges LLP
EXHIBIT E-2                    Opinion of Megan M. Arthur, Esq.
EXHIBIT F                      Officers' Certificate
EXHIBIT G                      Pledge Agreement
EXHIBIT H                      Subsidiaries Guaranty
EXHIBIT I                      Security Agreement
EXHIBIT J                      Solvency Certificate
EXHIBIT K                      Compliance Certificate
EXHIBIT L                      Assignment and Assumption Agreement
EXHIBIT M                      Intercompany Note
EXHIBIT N                      Mortgage


                                      (v)

CREDIT AGREEMENT, dated as of January 5, 2004, among MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, and DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent (in such capacity, the "Administrative Agent"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.


                              W I T N E S S E T H:
                               - - - - - - - - - -


           WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

           NOW, THEREFORE, IT IS AGREED:

           SECTION 1. Amount and Terms of Credit.
                      --------------------------

           1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally agrees to make a term loan or term loans (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans (i) shall be incurred pursuant to a single drawing on the Initial Borrowing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Term Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Revolving Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one month which begins and ends on the same day, with the first such Interest Period to begin no sooner than three Business Days after the Initial Borrowing Date, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Term Loan Commitment of such Lender on the Initial Borrowing Date. Once repaid, Term Loans incurred hereunder may not be reborrowed.

           (b) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in Dollars, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, and (B) unless either the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, Revolving Loans may only be incurred and maintained as, and/or converted into, Eurodollar Loans so long as all such outstanding Eurodollar Loans, together with all outstanding Term Loans that are maintained as Eurodollar Loans, are subject to an Interest Period of one month which begins and ends on the same day, with the first such Interest Period to begin no sooner than three Business Days after the Initial Borrowing Date, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of
(x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all WC Letter of Credit Outstandings (exclusive of WC Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time.

           (c) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans (exclusive of Revolving Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) then outstanding and the aggregate amount of all WC Letter of Credit Outstandings (exclusive of WC Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(c), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an RL Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting RL Lender's or Defaulting RL Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting RL Lender's or Defaulting RL Lenders' RL Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

           (d) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RL Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RL

Lenders pro rata based on each such RL Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each RL Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each RL Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the RL Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing RL Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

           1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche of Loans shall not be less than the Minimum Borrowing Amount applicable to such Tranche of Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans in the aggregate for all Tranches of Loans.

           1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur
(x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of

Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

           (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day), and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

           (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(d).

           (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the president, the chief executive officer or a Financial Officer of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

           1.04 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(d)), each Lender with a Commitment of the respective Tranche of Loans will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly (but in any event within one Business Day thereafter) pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

           1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"),
(ii) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "Swingline Note").

           (b) The Term Note issued to each Lender that has a Term Loan Commitment or outstanding Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (iii) be in a stated principal amount equal to the Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Term Loans evidenced thereby from time to time,
(iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

           (c) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby from time to time,
(iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

           (d) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

           (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

           (f) Notwithstanding anything to the contrary contained above in this
Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender, at the Borrower's expense, the requested Note in the appropriate amount or amounts to evidence such Loans.

           1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Administrative Agent otherwise agrees in its sole discretion or has determined that the Syndication Date has occurred (at which time this clause
(iii) shall no longer be applicable), prior to the 90th day following the Initial Borrowing Date, conversions of Base Rate Loans into Eurodollar Loans shall be subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii), and (iv) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion/Continuation") in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

           1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Mandatory Borrowings shall be incurred from the RL Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

           1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate as in effect from time to time.

           (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

           (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 1.08(c) shall be payable on demand.

           (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of the respective Tranche of Loans being so repaid or prepaid, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Eurodollar Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

           (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

           1.09 Interest Periods for Eurodollar Loans. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the Interest Period applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of clause (B) of the proviso in each of Sections 1.01(a)(iii) and 1.01(b)(ii)), be a one, two, three or six month period, provided that (in each case):

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise agree, no Interest Period for any Borrowing of any Tranche of Loans may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Final Maturity Date.

           If by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

           1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for (x) taxes with respect to which additional amounts are paid pursuant to Section 4.04 or (y) changes in the rate of tax on, or determined by reference to, the net income or net profits (or any franchise or similar tax imposed in lieu of a net income or net profits tax) of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

           (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may, and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), the Borrower shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

           (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

           1.11 Compensation. (a) The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, liabilities and reasonable expenses (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section
4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

           (b) The Borrower agrees to compensate the Administrative Agent and each CL Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, liabilities and reasonable expenses incurred by the Administrative Agent or such CL Lender in connection with (i) any withdrawals from the Credit-Linked Deposit Account pursuant to the terms of this Agreement prior to the end of the applicable Interest Period or Scheduled Investment Termination Date for the Credit-Linked Deposits and (ii) the termination of the Total Credit-Linked Commitment (and the related termination of the investment of the funds held in the Credit-Linked Deposit Account) prior to the end of any applicable Interest Period or Scheduled Investment Termination Date for the Credit-Linked Deposits.

           (c) Any Lender's or the Administrative Agent's determination of compensation owing to it under this Section 1.11 shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

           1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

           1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), either (A) to replace such Lender with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be reasonably acceptable to the Administrative Agent or (B) to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender and/or the Credit-Linked Commitment of the Replaced Lender with an identical Revolving Loan Commitment and/or Credit-Linked Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender (each such Lender which is replaced by a Replacement Lender or whose Commitment (or any portion thereof) or Loans (or any portion thereof) is replaced (either pursuant to preceding clause (A) or (B)) is referred to herein as a "Replaced Lender"); provided that:

                     (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire (A) all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender or (B) in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in WC Letter of Credit Outstandings of the Replaced Lender, (b) the Credit-Linked Commitment, participations in CL Letter of Credit Outstandings of the Replaced Lender, and (c) Term Loans, the outstanding Term Loans of the Replaced Lender and, in connection with
           (x) an acquisition pursuant to preceding sub-clause (A), the Replacement Lender shall pay to (I) the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the aggregate principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, (2) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (II) each Issuing Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage and/or CL Percentage, as the case may be, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and
           (III) the Swingline Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender or (y) an acquisition pursuant to preceding sub-clause (B) where less than all Tranches are being acquired, the Replacement Lender shall pay to (I) the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the aggregate principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender of the affected Tranche or Tranches, (2) in the case of the replacement of the Revolving Loan Commitment and/or Credit-Linked Commitment of the Replaced Lender, an amount equal to all WC Unpaid Drawings and/or CL Unpaid Drawings, as the case may be, that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time, and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01 with respect to the affected Tranche or Tranches, (II) in the case of the replacement of the Revolving Loan Commitment and/or Credit-Linked Commitment, each Issuing Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage and/or CL Percentage, as the case may be, of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (III) in the case of the replacement of the Revolving Loan Commitment, the Swingline Lender in respect thereof an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

          (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

           Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower and the satisfaction of the other applicable conditions in Section 13.04(b), the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender. Without the consent of the Administrative Agent, the Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2.04(c) in respect of such assignee's obligations under the Credit-Linked Commitment assigned to it.

           SECTION 2. Letters of Credit.
                      -----------------

           2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Final Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

           (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

          (ii) such Issuing Lender shall have received from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of
     Section 2.03(b).

           2.02 Maximum Letter of Credit Outstandings; Final Maturities; etc. Notwithstanding anything to the contrary contained in this Agreement, (i) no WC Letter of Credit shall be issued the Stated Amount of which, when added to the WC Letter of Credit Outstandings (exclusive of WC Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective WC Letter of Credit) at such time would exceed either (x) $45,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) no CL Letter of Credit shall be issued the Stated Amount of which, when added to the CL Letter of Credit Outstandings (exclusive of CL Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective CL Letter of Credit) would exceed either (x) the Total Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time, (iii) no WC Letter of Credit shall be issued unless the CL Letter of Credit Outstandings equals the Total Credit-Linked Commitment as then in effect, and (iv) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit shall be extendible for successive periods of up to 12 months, but, in each case, not beyond the one year anniversary of the Final Maturity Date, on terms acceptable to the respective Issuing Lender) and (B) the one year anniversary of the Final Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Final Maturity Date.

           2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile). Each notice shall be in the form of Exhibit C, appropriately completed (each a "Letter of Credit Request") to specify: (i) the name of the respective Issuing Lender thereof; (ii) whether such Letter of Credit is to be a CL Letter of Credit or, to the extent permitted hereunder, a WC Letter of Credit; (iii) whether such Letter of Credit is to be a stand-by or trade Letter of Credit;
(iv) the date of issuance of such Letter of Credit (which shall be a Business
Day); (v) the initial Stated Amount of such Letter of Credit; (vi) the beneficiary of such Letter of Credit and the obligations to be supported by such Letter of Credit; and (vii) the stated expiration date of such Letter of Credit.

           (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment.

           (c) In the event that a WC Letter of Credit is outstanding at a time when the Borrower has the availability to issue a new CL Letter of Credit in accordance with the terms of this Agreement, the Borrower shall have the right, upon written notice to the Administrative Agent and the respective Issuing Lender, to re-designate one or more WC Letters of Credit as a CL Letter of Credit in each case so long as (i) each such CL Letters of Credit may otherwise be issued in accordance with, and will not violate the requirements of, Section 2.02, (ii) the Borrower certifies in writing to the Administrative Agent and the respective Issuing Lender that (x) no Default or Event of Default then exists or would result therefrom and (y) all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such re-designation (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (iii) neither the Administrative Agent nor the respective Issuing Lender has received a written notice from the Borrower, any other Credit Party or any Lender stating that a Default or an Event of Default exists and is continuing unless the Administrative Agent and such Issuing Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) the waiver of such Default or Event of Default by the Required Lenders. Upon satisfaction of the conditions described above in this Section 2.02(c), (x) the respective Issuing Lender shall re-designate the affected WC Letter of Credit or WC Letters of Credit as a CL Letter of Credit or CL Letters of Credit, as the case may be, and (y) a new CL Letters of Credit or CL Letters of Credit shall be deemed issued at such time under this Agreement.

           (d) On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of CL Letters of Credit and WC Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to an RL Lender, no Issuing Lender shall be required to issue any WC Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in WC Letters of Credit by the Defaulting RL Lender or RL Lenders, including by cash collateralizing such Defaulting RL Lender's or RL Lenders' RL Percentage of the respective WC Letter of Credit Outstandings.

           (e) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Issuing Lender.

           2.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each RL Lender or CL Lender, as the case may be, and each such RL Lender or CL Lender (in its capacity under this Section 2.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage or CL Percentage, as the case may be, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the RL Percentages of the RL Lenders or in the CL Percentages of the CL Lenders, in each case pursuant to
Section 1.13 or 13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages or CL Percentages of the assignor and assignee RL Lender or CL Lender, as the case may be.

           (b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

           (c) (i) In the event that an Issuing Lender makes any payment under any WC Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each relevant Participant of such failure, and each such Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a WC Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any such Participant to make available to an Issuing Lender its RL Percentage of any payment under any WC Letter of Credit issued by such Issuing Lender shall not relieve any such other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any WC Letter of Credit on the date required, as specified above, but no such Participant shall be responsible for the failure of any such other Participant to make available to such Issuing Lender such other Participant's RL Percentage of any such payment.

          (ii) In the event that an Issuing Lender makes any payment under any CL Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a) on or before the seventh day immediately succeeding the date such payment is made, each CL Lender hereby irrevocably authorizes the Administrative Agent to reimburse such Issuing Lender for such amount solely from such CL Lender's CL Percentage of the Credit-Linked Deposits on deposit with the Administrative Agent in the Credit-Linked Deposit Account.

           (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the respective Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage or CL Percentage thereof, as the case may be, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all such Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the funding of the respective participations (it being understood and agreed that any such payment to be made pursuant to this
Section 2.04(d) to a Participant which is a CL Lender shall be made by such Issuing Lender to the Administrative Agent for the account of such CL Lender and, except for a payment made as required under Section 4.02(g), for deposit in the Credit-Linked Deposit Account).

           (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

           (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

           2.05 Agreement to Repay Letter of Credit Drawings. (a) (i) Subject to
Section 2.05(b), the Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to (i) in the case of WC Unpaid Drawings, the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans, or (ii) in the case of CL Unpaid Drawings, the Base Rate in effect from time to time plus the remainder of (A) the Applicable CL Margin as in effect from time to time minus (B) 1.00%; provided, however, (x) to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum equal to the rate otherwise applicable to the respective Unpaid Drawing as provided in sub-clause (i) or (ii) above, as the case may be, plus (in either case) 2%, with such interest to be payable on demand, and (y) from and after the time that the Borrower shall have notified the Administrative Agent and the respective Issuing Lender that the Borrower has elected to keep outstanding a CL Unpaid Drawing as provided in Section 2.05(b)(i), such CL Unpaid Drawing shall accrue interest as provided in Section 2.05(b)(ii). Each Issuing Lender shall give the Borrower and the Administrative Agent prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

           (ii) If any Drawing under a CL Letter of Credit that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2.04(c)(ii) shall be reimbursed by the Borrower on a day other than on the last day of an Interest Period applicable to the Credit-Linked Deposits, the Administrative Agent shall invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period at the time in effect and the Borrower shall pay to the Administrative Agent, upon the Administrative Agent's request therefor, the amount, if any, by which (I) the interest accrued on a like amount of the Credit-Linked Deposits at the LIBOR Rate for the Interest Period in effect therefor shall exceed (II) the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of the applicable Interest Period, as determined by the Administrative Agent (such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) and set forth in the request for payment delivered to the Borrower. In the event that the Borrower shall fail to pay any amount due under this Section 2.05(a)(ii), the interest payable by the Administrative Agent to the CL Lenders on their Credit-Linked Deposits under Section 2.07 shall be correspondingly reduced and the CL Lenders shall without further act succeed, ratably in accordance with their CL Percentages, to the rights of the Administrative Agent with respect to such amount due from the Borrower.

           (b) (i) In the event that the Credit-Linked Deposit Account is charged by the Administrative Agent pursuant to Section 2.04(c)(ii) to reimburse the applicable Issuing Lender for any payment made by it under a CL Letter of Credit that has not been reimbursed by the Borrower in cash pursuant to Section 2.05(a), the Borrower shall have the right to elect to keep the CL Unpaid Drawing outstanding until the Final Maturity Date (subject to any earlier repayment of such CL Unpaid Drawing as may be required pursuant to Section 4.02(g)). In the event that the Borrower has made such an election, the Borrower also shall have the right to pay to the Administrative Agent in reimbursement of such outstanding CL Unpaid Drawing an amount equal to the amount so charged for deposit in the Credit-Linked Deposit Account, and such payment by the Borrower shall correspondingly reduce or satisfy, as applicable, the Borrower's reimbursement obligations pursuant to such Section 2.05(a) in respect of such CL Unpaid Drawing. To the extent that the Borrower elects not to repay any CL Unpaid Drawing pursuant to Section 2.05(a) at the time the respective Drawing under the CL Letter of Credit occurs, the Borrower shall notify the Administrative Agent and the respective Issuing Lender thereof in writing at such time.

           (ii) The Borrower agrees to pay to the Administrative Agent for the ratable account of each CL Lender, interest with respect to any CL Letter of Credit which is reimbursed from funds in the Credit-Linked Deposit Account and which have not been reimbursed by the Borrower, equal to the amount that such CL Lender would have received under Section 2.07(b) calculated for the relevant period for which payment is required to be made less amounts already received pursuant to Section 2.07(b) by such CL Lender for such relevant period. Interest accrued under this Section 2.05(b)(ii) shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date on which all CL Unpaid Drawings have been paid in full by the Borrower.

           (c) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any of its Subsidiaries may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the

Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

           2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement, the Credit-Linked Deposits or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in the Credit-Linked Deposits or any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to the Credit-Linked Deposits or Letters of Credit (except for (x) taxes with respect to which additional amounts are paid pursuant to
Section 4.04 or (y) changes in the rate of tax on, or determined by reference to, the net income or net profits (or any franchise or similar tax imposed in lieu of a net income or net profits tax) of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

           2.07 Credit-Linked Deposit Account; etc. (a) On the Initial Borrowing Date and subject to the satisfaction of the conditions precedent set forth in
Section 5, each CL Lender on such date shall pay to the Administrative Agent such CL Lender's Credit-Linked Deposit. The Credit-Linked Deposits shall be held by the Administrative Agent in (or credited to) the Credit-Linked Deposit Account, and no Person other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each CL Lender in respect of its Participation in CL Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit.

           (b) Each of the Administrative Agent, each Issuing Lender and each CL Lender hereby acknowledges and agrees that (i) each CL Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.04, (ii) the Administrative Agent may invest the Credit-Linked Deposits in such investments as may be determined from time to time by the Administrative Agent and (iii) the Administrative Agent has agreed to pay to each CL Lender a return on its Credit-Linked Deposit (except (x) during periods when such Credit-Linked Deposits are used to reimburse an Issuing Lender with respect to Drawings on CL Letters of Credit for the period commencing on the date of the related Drawing or (y) as otherwise provided in Sections 2.05(a)(ii) and 2.07(d)) equal at any time to the LIBOR Rate for the Interest Period in effect for the Credit-Linked Deposits at such time less the Credit-Linked Deposit Cost Amount at such time. Such interest will be paid to the CL Lenders by the Administrative Agent at the LIBOR Rate for the Interest Period in effect for the Credit-Linked Deposits at such time (or at an amount determined in accordance with Section 2.05(a)(ii) or 2.07(d), as applicable) less (in each case) the Credit-Linked Deposit Cost Amount quarterly in arrears on each Quarterly Payment Date.

           (c) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposit Account or the Credit-Linked Deposits and no obligations with respect thereto (except to refund portions thereof used to reimburse an Issuing Lender with respect to Drawings on CL Letters of Credit as provided in
Section 2.04), it being acknowledged and agreed by the parties hereto that the funding of the Credit-Linked Deposits by the CL Lenders and the application of the Credit-Linked Deposits in the manner contemplated by Section 2.04(c)(ii) constitute agreements among the Administrative Agent, each Issuing Lender and each CL Lender with respect to the Participation in the CL Letters of Credit and, except to the extent set forth in Section 2.05(b), do not constitute any loan or extension of credit to the Borrower.

           (d) If the Administrative Agent is not offering Dollar deposits (in the applicable amounts) in the London interbank market, or the Administrative Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the Credit-Linked Deposits (or any part thereof), then the Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

           (e) The Borrower shall have the right to elect the Interest Period to be applicable to the Credit-Linked Deposits from time to time, which Interest Period shall, at the option of the Borrower, be a one, three or six month period, provided that (in each case):

          (i) the Credit-Linked Deposits shall at all times have the same Interest Period;

          (ii) the initial Interest Period for the Credit-Linked Deposits shall commence on the Initial Borrowing Date and each Interest Period occurring thereafter in respect of the Credit-Linked Deposits shall commence on the day on which the next preceding Interest Period applicable thereto expires, provided that (x) if any Interest Period for the Credit-Linked Deposits begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, and (y) if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, although if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

          (iii) until the Borrower notifies the Administrative Agent of a change in the Interest Period as provided below, each Interest Period for the Credit-Linked Deposits shall be a period of one month.

           The Borrower shall have the right to elect a new Interest Period to be applicable to the Credit-Linked Deposits so long as the Borrower notifies the Administrative Agent of such election in writing by 11:00 A.M. (New York time) on the third Business Day prior to the expiration of the Interest Period then in effect for the Credit-Linked Deposits; provided, however, if the Borrower has failed to so notify the Administrative Agent of such Interest Period, the Borrower shall be deemed to have elected an Interest Period of one month effective as of the expiration of such current Interest Period.

           SECTION 3. Commitment Commission; Fees; Reductions of Commitment.
                      -----------------------------------------------------

           3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting RL Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to and including the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting RL Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment is terminated.

           (b) The Borrower agrees to pay to the Administrative Agent for distribution to each RL Lender (based on each such RL Lender's respective RL Percentage) a fee in respect of each WC Letter of Credit (the "WC Letter of Credit Fee") for the period from and including the date of issuance of such WC Letter of Credit to and including the date of termination or expiration of such WC Letter of Credit, computed at a rate per annum equal to the Applicable Margin with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such WC Letter of Credit. Accrued WC Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Revolving Loan Commitment upon which no WC Letters of Credit remain outstanding.

           (c) The Borrower agrees to pay to the Administrative Agent for distribution to each CL Lender (based on each such CL Lender's CL Percentage) a fee (the "CL Facility Fee") equal to the sum of (I) a rate per annum equal to the Applicable CL Margin as in effect from time to time on the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time (whether or not such Credit-Linked Deposits have been applied as provided in Section 2.04
(c) (ii))) and (II) a rate per annum equal to the Credit-Linked Deposit Cost Amount as in effect from time to time on the amount of the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time (whether or not such Credit-Linked Deposits have been applied as provided in Section 2.04 (c) (ii))), in each case for the period from and including the Effective Date to and including the date on which the Total Credit-Linked Commitment has been terminated, all CL Unpaid Drawings (including all accrued and unpaid interest thereon) have been paid in full and all CL Letters of Credit have been terminated. Accrued CL Facility Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Total Credit-Linked Commitment has been terminated, all CL Unpaid Drawings (including all accrued and unpaid interest thereon) have been paid in full and all CL Letters of Credit have been terminated.

           (d) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment, upon which no Letters of Credit remain outstanding.

           (e) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

           (f) The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.

           3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part in an integral multiple of $1,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each RL Lender.

           (b) Upon at least seven days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Credit-Linked Commitment in whole, or reduce it in part in an integral multiple of $1,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Credit-Linked Commitment of each CL Lender. At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to this Section 3.02(b), the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the Total Credit-Linked Commitment as in effect immediately after giving effect to such termination.

           (c) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate all of the Commitments of such Lender (other than any such Commitment which is being maintained by such Lender (and not being terminated by the Borrower) as provided in Section 13.12(b)), so long as all Loans (other than any such Loans that are being maintained by such Lender (and not being repaid by the Borrower) as provided in Section 13.12(b)) and CL Unpaid Drawings (to the extent that such Lender's Credit-Linked Commitment is being terminated), together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to
Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage or CL Percentage, as the case may be, of all outstanding WC Letters of Credit and/or CL Letters of Credit are cash collateralized by the Borrower in a manner reasonably satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender. At the time of any termination of a CL Lender's Credit-Linked Commitment pursuant to this Section 3.02(c), the Administrative Agent shall return to such CL Lender its Credit-Linked Deposit.

           3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on January 31, 2004, unless the Initial Borrowing Date has occurred on or prior to such date.

           (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Lender) shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of Term Loans on such date).

           (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each RL Lender) shall terminate in its entirety upon the earlier of (i) the Final Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

           (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Credit-Linked Commitment (and the Credit-Linked Commitment of each CL Lender) shall terminate in its entirety upon the earlier to occur of (i) the Final Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs. At the time of any termination of the Total Credit-Linked Commitment pursuant to this
Section 3.03(d) or pursuant to Section 10, the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits (to the extent not theretofore applied pursuant to Section 2.04(c)(ii)) in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the aggregate CL Letter of Credit Outstandings at such time.

           SECTION 4. Prepayments; Payments; Taxes.
                      ----------------------------

           4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, which notice (in each case) shall specify whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is acceptable to the Administrative Agent), (y) each partial prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $250,000 (or such lesser amount as is acceptable to the Administrative Agent), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting RL Lender; and (iv) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

           (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (i) in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 4.01(b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(c) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender's RL Percentage of all outstanding WC Letters of Credit is cash collateralized by the Borrower in a manner reasonably satisfactory to the Administrative Agent and the Issuing Lenders, (ii) in the case of the repayment of CL Unpaid Drawings for the account of any Lender pursuant to this Section 4.01(b), (x) the Credit-Linked Commitment of such Lender is terminated concurrently with such repayment pursuant to
Section 3.02(c) (at which time Schedule I shall be deemed modified to reflect the changed Credit-Linked Commitments) and (y) such Lender's CL Percentage of all outstanding CL Letters of Credit is cash collateralized by the Borrower in a manner satisfactory to the Administrative Agent and the Issuing Lenders and
(iii) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained. Each prepayment of any Term Loans pursuant to this Section 4.01(b) shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

           4.02 Mandatory Repayments. (a) (i) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all WC Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the WC Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the WC Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

           (ii) On any day on which the aggregate amount of all CL Letter of Credit Outstandings exceeds the Total Credit-Linked Commitment at such time, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the CL Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent.

           (b) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 4.01(a), 4.01(b) and 4.02(g), a "Scheduled Repayment"):

  Scheduled Repayment Date                               Amount
  ------------------------                               ------
 March 15, 2004                                         $3,750,000
 June 15, 2004                                          $3,750,000
 September 15, 2004                                     $3,750,000
 December 15, 2004                                      $3,750,000
 March 15, 2005                                         $5,625,000
 June 15, 2005                                          $5,625,000
 September 15, 2005                                     $5,625,000
 December 15, 2005                                      $5,625,000
 March 15, 2006                                         $6,250,000
 June 15, 2006                                          $6,250,000
 September 15, 2006                                     $6,250,000
 December 15, 2006                                      $6,250,000
 March 15, 2007                                         $6,250,000
 June 15, 2007                                          $6,250,000
 September 15, 2007                                     $6,250,000
 December 15, 2007                                      $6,250,000
 March 15, 2008                                         $4,166,666
 June 15, 2008                                          $4,166,667
 Final Maturity Date                                    $4,166,667

           (c) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its common or preferred equity (including from the sale or issuance of options, warrants or rights to purchase any such equity), an amount equal to 50% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity shall be applied on such date in accordance with the requirements of Sections 4.02(g) and (h); provided, however, an amount equal to 100% of the cash proceeds of each Capital Cure Contribution shall be applied on each date of receipt thereof in accordance with Sections 4.02(g) and (h). Notwithstanding the foregoing, the following shall not be subject to the mandatory prepayment provisions of this Section 4.02(c): proceeds received from (i) the sale or issuance by the Borrower of shares of its common equity (including as a result of the exercise of any options, warrants or rights with respect thereto), or options, warrants or rights to purchase such common equity, in either case to any officers, directors or employees of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $5,000,000 in any fiscal year of the Borrower; (ii) any capital contributions made to any Subsidiary of the Borrower to the extent made by the Borrower or any of its Subsidiaries; (iii) the issuance of shares of common equity of the Borrower in connection with the exercise of the New Aetna Warrant; and (iv) the Equity Offering in an aggregate amount of $200,000,000, although any amounts in excess of $150,000,000 shall only be excluded pursuant to this sub-clause (iv) to the extent that the proceeds therefrom are used by the Borrower in accordance with the Plan of Reorganization to pay the holders of allowed Class 8 and 9 Claims for the number of shares they would have received pursuant to (and as defined in) the Plan of Reorganization.

           (d) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any issuance or incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective issuance or incurrence of Indebtedness shall be applied on such date in accordance with the requirements of Sections 4.02(g) and (h).

           (e) In addition to any other mandatory repayments pursuant to this
Section 4.02, on each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date in accordance with the requirements of Sections 4.02(g) and
(h); provided, however, that with respect to no more than $10,000,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of the Borrower, an amount equal to the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists or would result from such Asset Sale and such Net Sale Proceeds shall be used to purchase assets (other than working capital unless purchased as part of a Permitted Acquisition) used or to be used in the businesses permitted pursuant to Section 9.14 within 180 days following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as provided above in this Section 4.02(e) are not so reinvested within such 180-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), an amount equal to such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(e) without regard to the preceding proviso.

           (f) In addition to any other mandatory repayments pursuant to this
Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event (other than Recovery Events where the Net Insurance Proceeds therefrom do not exceed $50,000), an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied within such ten day period in accordance with the requirements of Sections 4.02(g) and (h); provided, however, that (i) so long as no Default or Event of Default then exists and such Net Insurance Proceeds do not exceed $10,000,000, an amount equal to such Net Insurance Proceeds shall not be required to be so applied within such ten day period to the extent that the Borrower has delivered a certificate to the Administrative Agent within such ten day period stating that such Net Insurance Proceeds shall be used to replace or restore properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended), and (ii) if the amount of such Net Insurance Proceeds exceeds $10,000,000, then an amount equal to the entire amount of such Net Insurance Proceeds (and not just the portion thereof in excess of $10,000,000) shall be applied as provided above in this Section 4.02(f) without regard to preceding clause (i) of this proviso, and provided further, that if all or any portion of such Net Insurance Proceeds not required to be so applied pursuant to the preceding proviso are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), an amount equal to such remaining portion shall be applied on the last day of such period (or such earlier date, as the case may be) as provided above in this Section 4.02(f) without regard to the preceding proviso.

           (g) Each amount required to be applied pursuant to Sections 4.02(c),
(d), (e) and (f) in accordance with this Section 4.02(g) shall be applied (i) first, as a mandatory repayment of principal of outstanding Term Loans, and (ii) second, to the extent in excess of the amounts required to be applied pursuant to preceding clause (i), as a mandatory repayment of any outstanding CL Unpaid Drawings which the Borrower had theretofore elected to keep outstanding as provided in Section 2.05(b) (which repayment shall be re-deposited by the Administrative Agent into the Credit-Linked Deposit Account). The amount of each principal repayment of outstanding Term Loans made as required by this Sections 4.02(g) shall be applied to reduce the then remaining Scheduled Repayments on a pro rata basis (based upon the then remaining unpaid principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto).

           (h) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

           (i) In addition to any other mandatory repayments pursuant to this
Section 4.02, (i) all then outstanding Term Loans shall be repaid in full on the Final Maturity Date, (ii) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date, (iii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (iv) all then outstanding CL Unpaid Drawings which the Borrower had theretofore elected to keep outstanding as provided in Section 2.05(b) shall be repaid in full on the Final Maturity Date, and (v) unless the Required Lenders otherwise agree in writing, all then outstanding Loans and other Obligations shall be repaid in full on the date on which a Change of Control occurs.

           (j) If any Letter of Credit is outstanding on the 30th day prior to the Final Maturity Date which has an expiry date later than the Final Maturity Date (or which, pursuant to its terms, may be extended to a date later than the Final Maturity Date), the Borrower shall, on such 30th day, either (x) pay to the Administrative Agent at the Payment Office an amount of cash equal to 105% of the aggregate Stated Amount of all such Letters of Credit to be held as security for all obligations of the Borrower to the Issuing Lenders in respect of such Letters of Credit in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent or (y) deliver to the Administrative Agent a standby letter of credit (other than a Letter of Credit) in favor of the Administrative Agent and in a stated amount equal to 105% of the aggregate Stated Amount of all such Letters of Credit, which standby letter of credit shall be in form and substance, and issued by a financially sound financial institution, reasonably acceptable to the Administrative Agent.

           4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

           4.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits (or any franchise or similar tax imposed in lieu of a net income or net profits tax) of a Lender, an Issuing Lender or the Administrative Agent (each a "Section 4.04 Indemnitee"), as the case may be, pursuant to the laws of the jurisdiction in which such Section 4.04 Indemnitee is organized or the jurisdiction in which the principal office or


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
applicable lending office of such Section 4.04 Indemnitee is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower and any other Credit Party agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any other Credit Document to any Section 4.04 Indemnitee, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower and each other Credit Party jointly and severally agree to reimburse each Section 4.04 Indemnitee, upon the written request of such Section 4.04 Indemnitee, for taxes imposed on or measured by the net income or net profits (or any franchise or similar tax imposed in lieu of a net income or net profits tax) of such Section 4.04 Indemnitee pursuant to the laws of the jurisdiction in which such Section 4.04 Indemnitee is organized or in which the principal office or applicable lending office of such Section 4.04 Indemnitee is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Section 4.04 Indemnitee is organized or in which the principal office or applicable lending office of such
Section 4.04 Indemnitee is located and for any withholding of taxes as such
Section 4.04 Indemnitee shall determine are payable by, or withheld from, such
Section 4.04 Indemnitee in respect of such amounts so paid to or on behalf of such Section 4.04 Indemnitee pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Section 4.04 Indemnitee pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 60 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or the respective Credit Party. The Borrower and each other Credit Party jointly and severally agree to indemnify and hold harmless each Section 4.04 Indemnitee and reimburse each such Person upon its written request, for the amount of any Taxes so levied or imposed and paid by each such Person.

           (b) Each Non-U.S. Lender agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Non-U.S. Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04(b) (unless the respective Non-U.S. Lender was already a Non-U.S. Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Lender or, in the case of a successor Issuing Lender, the date such Issuing Lender becomes an Issuing Lender or, in the case of a successor Administrative Agent, the date of the appointment of such Administrative Agent,
(i) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption from withholding under an income tax treaty) (or successor forms) certifying to such Non-U.S. Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any other Credit Document, or (ii) if the Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either U.S. Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption from withholding under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8BEN (with respect to the


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
portfolio interest exemption) (or successor form) certifying to such Non-U.S. Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any other Credit Document. In addition, each Non-U.S. Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Non-U.S. Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of U.S. Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Non-U.S. Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any other Credit Document, or such Non-U.S. Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or Certificate, in which case such Non-U.S. Lender shall not be required to deliver any such form or Certificate pursuant to this Section 4.04(b). Each U.S. Lender (other than a Lender, an Issuing Lender or the Administrative Agent, as the case may be, that may be treated as an exempt recipient based on the indicators described in U.S. Treasury Regulation section 1.6049-4(c)(1)(ii)) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a U.S. Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 13.04(b) (unless the respective U.S. Lender was already a U.S. Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such U.S. Lender or, in the case of a U.S. Lender that is a successor Issuing Lender, the date such Issuing Lender becomes an Issuing Lender or, in the case of a U.S. Lender that is a successor Administrative Agent, the date of the appointment of such Administrative Agent, two accurate and complete original signed copies of U.S. Internal Revenue Service Form W-9 (or successor forms) certifying to such U.S. Lender's entitlement as of such date to a complete exemption from United States backup withholding tax with respect to payments to be made under this Agreement and under any other Credit Document. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income (including income taxes imposed by withholding) or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender, any Issuing Lender or the Administrative Agent, as the case may be, to the extent that such Lender, such Issuing Lender or such Administrative Agent, as the case may be, has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to, or to indemnify, a Lender, an Issuing Lender or the Administrative Agent, as the case may be, in respect of income (including income taxes imposed by withholding) or similar taxes imposed by the United States if (I) such Lender, such Issuing Lender or such Administrative Agent, as the case may be, has not provided to the Borrower the U.S. Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than


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
interest, to a Lender, an Issuing Lender or the Administrative Agent, as the case may be, described in clause (ii) in the first sentence above in this
Section 4.04(b), to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in
Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income (including income taxes imposed by withholding) or similar taxes.

           (c) If the Borrower pays any additional amount under this Section
4.04 to a Section 4.04 Indemnitee, and such Section 4.04 Indemnitee determines in its sole good faith discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Section 4.04 Indemnitee shall pay to such Borrower an amount that the Section 4.04 Indemnitee shall, in its sole good faith discretion, determine is equal to the net benefit, after tax, which was obtained by such Section 4.04 Indemnitee in such year as a consequence of such Tax Benefit; provided, however, that (i) any Section 4.04 Indemnitee may determine, in its sole good faith discretion consistent with the policies of such Section 4.04 Indemnitee, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Section 4.04 Indemnitee as a result of a disallowance or reduction, (including through the expiration of any tax credit carryover or carryback of such Section 4.04 Indemnitee that otherwise would not have expired) of any Tax Benefit with respect to which such Section 4.04 Indemnitee has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Section 4.04 Indemnitee pursuant to this Section 4.04 without any exclusions or defenses,
(iii) subject to Section 13.16(c), nothing in this Section 4.04(c) shall require any Section 4.04 Indemnitee to disclose any confidential information to the Borrower (including, without limitation, its tax returns), and (iv) no Section
4.04 Indemnitee shall be required to pay any amounts pursuant to this Section 4.04(c) at any time that a Default or an Event of Default exists.

           SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, the obligation of each CL Lender to fund its Credit-Linked Deposit and the obligation of each Issuing Lender to issue Letters of Credit, in each case on the Initial Borrowing Date, is subject at the time of the making of such Loans, the funding of such Credit-Linked Deposits or the issuance of such Letters of Credit to the satisfaction of the following conditions:

           5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Term Note and/or Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

           5.02 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the chief financial officer, the president or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.05, 5.06, 5.07 and 6.01 have been satisfied on such date.

           5.03 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Weil, Gotshal & Manges LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (ii) from Megan M. Arthur, General Counsel of the Borrower, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

           5.04 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the chairman of the board, the chief executive officer, the president, the chief financial officer or any vice president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, substantially in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

           (b) On the Initial Borrowing Date, all corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership, limited liability company or governmental authorities.

           5.05 The Transaction, etc. (a) On or prior to the Initial Borrowing Date, (i) there shall have been delivered to the Administrative Agent true and correct copies of the Confirmation Order (which shall be a Final Order), the Plan of Reorganization, the Disclosure Statement and the other Plan Documents, which Confirmation Order, Plan of Reorganization, Disclosure Statement and other Plan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall be in full force and effect on the Initial Borrowing Date (and with the Confirmation Order, the Plan of Reorganization and the Disclosure Statement also to be certified by the Bankruptcy Court), (ii) there shall have been delivered to the Administrative Agent a true and correct copy of the Notice of Plan Effective Date, which Notice of Plan Effective Date shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not be subject to any stay, (iii) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied (and not waived without the consent of the Administrative Agent and the Required Lenders) to the reasonable satisfaction of the Administrative Agent and the Required Lenders, (iv) the effective date of the Plan of Reorganization shall have occurred and the Plan of Reorganization shall have been substantially consummated, and (v) no request to revoke the Confirmation Order shall be pending before the Bankruptcy Court.

           (b) On the Initial Borrowing Date and prior to or concurrently with the incurrence of the Loans hereunder, each element of the Transaction shall have been consummated in accordance with the Plan of Reorganization, the other applicable Plan Documents and all applicable laws. Pursuant to the Plan of
Reorganization:

          (i) all loans, interest and other amounts owing pursuant to the Existing Credit Agreement shall have been repaid or otherwise satisfied in full and all letters of credit issued thereunder shall have been terminated (or supported by a Letter of Credit issued hereunder), in each case in accordance with the requirements of the Plan of Reorganization, and the Existing Credit Agreement and all guarantees and security documents with respect thereto shall have been terminated and be of no further force and effect;

          (ii) the Administrative Agent shall have received (x) releases of security interests in and Liens on the assets owned by the Borrower and its Subsidiaries from the lenders and collateral agent or trustee in respect of the Existing Credit Agreement (including, without limitation, (I) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (II) termination or reassignment of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries on which filings have been made, and (III) terminations of all mortgages, leasehold mortgages, deeds of trust and leasehold deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, in each case to secure the obligations in respect of the Existing Credit Agreement), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (y) all collateral owned by the Borrower or any of its Subsidiaries in the possession of any of the lenders in respect of the Existing Credit Agreement or any collateral agent or trustee under any related security document;

          (iii) the holders of shares of the Borrower's existing preferred and common stock shall have received new shares of Ordinary Common Stock of the Borrower and/or warrants to purchase new shares of Ordinary Common Stock of the Borrower on the terms specified in the Plan of Reorganization;

          (iv) the holders of the existing general unsecured claims of the Borrower and its Subsidiaries that are "Debtors-in-Possession" (other than those general unsecured claims that are settled for cash as provided in the Plan of Reorganization) shall have received (x) new shares of Ordinary Common Stock of the Borrower, (y) New Senior Notes in an aggregate principal amount not to exceed the remainder of (A) $300,000,000 (plus the amount of accrued and unpaid interest on the Old Notes from and after October 31, 2003 at a per annum interest rate of 9-3/4%) minus (B) the Cash Distribution Amount and (z) cash in an aggregate amount of not to exceed $50,000,000, in each case on the terms specified in the Plan of Reorganization;

          (v) Aetna shall have received (w) $11,271,028 in cash, (x) the New Aetna Note in the principal amount of $48,915,205, (y) the Aetna Letter of Credit in the face amount of $5,000,000 and (z) the New Aetna Warrant to purchase up to 100,000 new shares of Ordinary Common Stock of the Borrower, in each case on the terms specified in the Plan of Reorganization and the Aetna Amended MSA; and

          (vi) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it, that the matters set forth in this Section 5.05(b) have been satisfied on such date.

           (c) On the Initial Borrowing Date, (i) the Borrower shall have received at least $100,000,000 of gross cash proceeds from the Equity Offering,
(ii) the Borrower shall have an aggregate amount of existing unrestricted cash on hand which, when added to the aggregate principal amount of Term Loans incurred on the Initial Borrowing Date and the net cash proceeds received from the Equity Offering, shall be sufficient to make all cash payments required to be made pursuant to the Plan of Reorganization, (iii) the Borrower shall have at least $65,000,000 of Unrestricted cash and/or Cash Equivalents on hand after making all cash payments required to be made pursuant to the Plan of Reorganization and no Revolving Loans or Swingline Loans shall be outstanding and (iv) the Administrative Agent shall have received evidence, in form, scope and substance reasonably satisfactory to it, that the matters set forth above in this Section 5.05(c) have been satisfied on such date. In addition, on or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the documents governing the terms and conditions of the shares of capital stock of the Borrower issued pursuant to the Equity Offering, which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

           5.06 Adverse Change, Approvals. (a) Nothing shall have occurred since September 30, 2003 (and neither the Administrative Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known to any such Persons) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

           (b) On or prior to the Initial Borrowing Date, all necessary governmental (domestic (including those of the Bankruptcy Court) and foreign) and material third party approvals and/or consents in connection with the Transaction (and the payment of all fees, costs and expenses in connection therewith), the other transactions contemplated hereby and the granting of Liens under the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which, in the reasonable judgment of the Administrative Agent, restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein. On the Initial Borrowing Date, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the other transactions contemplated by the Credit Documents or otherwise referred to herein or therein.

           5.07 Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to the this Agreement or any other Document or any documentation executed in connection herewith or therewith, or with respect to the Transaction, or which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

           5.08 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

           5.09 Subsidiaries Guaranties. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit H (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

           5.10 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

          (i) proper financing statements (Form UCC-1 or the equivalent) for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

          (ii) fully executed bank control agreements with respect to the initial Primary Concentration Accounts; and

          (iii) all other documents or filings necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement, and the Security Agreement shall be in full force and effect.


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
           5.11 Financial Statements; Projections. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical and pro forma consolidated financial statements and the Projections referred to in Section 7.05.

           5.12 Solvency Certificate; Insurance Certificates. On the Initial Borrowing Date, the Administrative Agent shall have received:

          (i) a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit J; and

          (ii) certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent.

           5.13 Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Tax Sharing Agreements; and Existing Indebtedness Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents:

          (i) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its equity interests and any agreements entered into by its shareholders relating to any such entity with respect to its equity interests that will remain in place after giving effect to the Transaction (collectively, the "Shareholders' Agreements");

          (ii) all material agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries that will remain in place after giving effect to the Transaction (collectively, the "Management Agreements");

          (iii) all material employment agreements entered by the Borrower that will remain in place after giving effect to the Transaction (collectively, the "Employment Agreements");

          (iv) all non-compete agreements entered into by the Borrower or any of its Subsidiaries which restrict the activities of the Borrower or any of its Subsidiaries that will remain in place after giving effect to the Transaction (collectively, "the Non-Compete Agreements");

          (v) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries that will remain in place after giving effect to the Transaction (collectively, the "Tax Sharing Agreements"); and

          (vi) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to Capitalized Lease Obligations) which is to remain outstanding after giving effect to the Transaction (the "Existing Indebtedness Agreements");

all of which Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Initial Borrowing Date.

           5.14 Fees, etc. On the Initial Borrowing Date, all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby, payable to the Administrative Agent and the Lenders or otherwise payable in respect of the Transaction shall have been paid by the Borrower to the extent due and invoiced.

           SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing
Date) and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued on the Initial Borrowing Date), are subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

           6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

           6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

           (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

           The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

           SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and fund the Credit-Linked Deposits, and issue (or participate in) the Letters of Credit, in each case as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, the funding of the Credit-Linked Deposits and the issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

           7.01 Organizational Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           7.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

           7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation (including, without limitation, any Health Care
Law) or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its Subsidiaries.

           7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date) or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

           7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; No Material Adverse Effect. (a) The consolidated balance sheets of the Borrower as at September 30, 2002, December 31, 2002 and September 30, 2003, and the related consolidated statements of income, cash flows and retained earnings of the Borrower for the fiscal year ended September 30, 2002, the three-month period ended December 31, 2002 and the nine-month period ended September 30, 2003, copies of which have been furnished to the Lenders prior to the Initial Borrowing Date, present fairly in all material respects the consolidated financial position of the Borrower at the dates of such balance sheets and the consolidated results of the operations of the Borrower for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned nine-month interim financial statements, for normal year-end audit adjustments and the absence of footnotes).

           (b) On and as of the Initial Borrowing Date and after giving effect to the Transaction and to all Indebtedness (including the Loans, the New Senior Notes and the New Aetna Note) being issued, incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their respective ability to pay such debts as such debts mature, and (iii) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (a) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

           (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower or any of its Subsidiaries.

           (d) The Projections delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

           (e) Since September 30, 2003, there has been no change in the condition (financial or otherwise), business, operations, property, assets or liabilities of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

           7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

           7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Adminstrative Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with the Transaction, this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

           7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans will be used by the Borrower to finance, in part, the cash payments required in connection with the consummation of the Plan of Reorganization and to pay the fees and expenses incurred in connection with the Transaction.

           (b) All proceeds of the Revolving Loans and the Swingline Loans will be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including to repay the Aetna Note at the scheduled or required date or dates of payment thereof in accordance with the terms thereof); it being understood that no Revolving Loans or Swingline Loans may be used to make the cash payments required in connection with the consummation of the Plan of Reorganization or to pay any fees and expenses incurred in connection with the Transaction.

           (c) All Letters of Credit will be used for the purposes described in
Section 2.01(a).

           (d) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

           7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Each of the Borrower and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than (i) those that are immaterial, (ii) those being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles,
(iii) those discharged pursuant to the Plan of Reorganization and (iv) those payable over time pursuant to the Plan of Reorganization (which taxes and assessments, in the case of this clause (iv) and to the extent due in accordance with the Plan of Reorganization, have been paid in all material respects in accordance with the terms of the Plan of Reorganization). There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any material taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

           7.10 Compliance with ERISA. (a) Schedule III sets forth, as of the Initial Borrowing Date, the name of each ERISA Plan. Each ERISA Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each ERISA Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; neither the Borrower nor any of its Subsidiaries or ERISA Affiliates has ever maintained or contributed to, or had any obligation to maintain or contribute to (or borne any liability with respect to) any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, or that is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA; all contributions required to be made with respect to an ERISA Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of an ERISA Plan pursuant to Section 409, 502(i), 502(l), 515, 4204 or 4212 of ERISA or Section 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any ERISA Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of an ERISA Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any ERISA Plan (other than routine claims for benefits) is pending, expected or threatened which, if adversely determined, could reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower or any of its Subsidiaries or ERISA Affiliates has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except for any failure to so comply which could not, individually or in the aggregate, reasonably be expected to result in a material liability of the Borrower or any of its Subsidiaries; no lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any ERISA Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

           (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All material contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by a material amount.

           7.11 The Security Documents. (a) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, superior to and prior to the rights of all third Persons, and subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement.

           (b) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and, upon the proper filing of UCC financing statements (which filings have been made within 10 days after the Initial Borrowing Date or, if later, within 10 days after a Credit Party becomes a party to the Security Agreement), the Collateral Agent, for the benefit of the Secured Creditors, will have a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, superior to and prior to the rights of all third Persons, and subject to no other Liens other than Permitted Liens. Upon the recordation of (x) the Grant of Security Interest in U.S. Patents, if applicable, and (y) the Grant of Security Interest in U.S. Trademarks, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, the security interest created by the Security Agreement in the United States trademarks and patents covered by the Security Agreement will be perfected. Upon the recordation of the Grant of Security Interest in U.S. Copyrights, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, the security interest created by the Security Agreement in the United States copyrights covered by the Security Agreement will be perfected.

           (c) If any Mortgage is executed and delivered in accordance with
Section 8.12, upon the proper filing of each such Mortgage in the appropriate filing office, each such Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

           7.12 Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Initial Borrowing Date, and the nature of the interest therein, is correctly set forth in Schedule IV. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all material property reflected in the most recent historical balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

           7.13 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower consists of (i) 100,000,000 shares of ordinary common stock, $.01 par value per share ("Ordinary Common Stock"), (ii) 40,000,000 shares of multiple and variable vote restricted convertible common stock, $.01 par value per share ("MVS Common Stock"), and (iii) 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares of such preferred stock are issued and outstanding. All outstanding shares of the capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for (w) shares of the Borrower's MVS Common Stock which are convertible into shares of the Borrower's Ordinary Common Stock, (x) options, rights or warrants that have been issued or may be issued from time to time to purchase shares of the Borrower's Ordinary Common Stock, (y) shares of the Borrower's Ordinary Common Stock distributed to holders of allowed claims pursuant to the Plan of Reorganization and (z) shares of the Borrower's Ordinary Common Stock held by Permitted Holders which are convertible into shares of the Borrower's MVS Common Stock.

           7.14 Subsidiaries; etc. (a) The Borrower has no Subsidiaries other than (i) those Subsidiaries listed on Schedule V (which Schedule identifies (x) the direct owner of each such Subsidiary on the Initial Borrowing Date and their percentage ownership therein and (y) each Wholly-Owned Specified Subsidiary) and
(ii) new Subsidiaries created or acquired after the Initial Borrowing Date in accordance with the terms of this Agreement.

           (b) Schedule V also sets forth, as of the Initial Borrowing Date, (i) the exact legal name of each Credit Party, the type of organization of such Credit Party, whether or not such Credit Party is a registered organization (within the meaning of the New York UCC), the jurisdiction of organization of such Credit Party, the location (within the meaning of the New York UCC) of such Credit Party, and the organizational identification number (if any) of such Credit Party, and (ii) the basis for which (x) any Wholly-Owned Specified Subsidiary of the Borrower on the Initial Borrowing Date cannot enter into any Credit Document and (y) the shares of capital stock of any Domestic Subsidiary of the Borrower cannot be pledged pursuant to the Pledge Agreement.

           7.15 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable Health Care Laws and statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           7.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

           7.17 Public Utility Holdings Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

           7.18 Environmental Matters. (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or, to the knowledge of the Borrower, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

           (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

           (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower and the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

           7.20 Intellectual Property, etc. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           7.21 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date (but excluding the Obligations, the New Senior Notes, the New Aetna Note and the Aetna Subsidiaries Subordinated Guaranty, the "Existing Indebtedness") and which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such Indebtedness.

           7.22 Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date, with the amounts insured (and any deductibles) set forth therein.

           7.23 Subordination, etc. The subordination provisions contained in the Aetna Subsidiaries Subordinated Guaranty are enforceable against each Subsidiary Guarantor and Aetna (and its successors or assigns), and all Guaranteed Obligations under (and as defined in) the Subsidiaries Guaranty are within the definition of "Guarantor Senior Debt" included in such subordination provisions.

           7.24 Certain Agreements. (a) Neither the Borrower nor any of it Subsidiaries is a party to any agreement or instrument or subject to any corporate, partnership or limited liability company restriction, as the case may be, that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

           (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, if such default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated (or have been cash collateralized or supported by a backstop letter of credit as provided in Section 4.02(j)) and the Loans, Notes and Unpaid Drawings (in each case together with interest thereon), Fees and all other Obligations (other than indemnities described in Section
13.13 (and similar indemnities described in the other Credit Documents, in each case) which are not then due and payable) incurred hereunder and thereunder, are paid in full:


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
           8.01 Information Covenants. The Borrower will furnish to each Lender:
                ---------------------

           (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower (other than the last fiscal month of each quarterly accounting period of the Borrower) (commencing with the Borrower's fiscal month ending on November 30, 2003), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year, all of which shall be certified by a Financial Officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

           (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by a Financial Officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period.

           (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if such a Default or an Event of Default was noted and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

           (d) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

           (e) Budgets. No later than 60 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets for the Borrower and its Subsidiaries on a consolidated basis) (i) for each of the four quarterly accounting periods of such fiscal year prepared in detail and (ii) for the two immediately succeeding fiscal years prepared in summary form, in each case setting forth, with appropriate discussion, the principal assumptions upon which such budget is based and a statement by a Financial Officer of the Borrower to the effect that the budget is a reasonable estimate for the periods covered thereby.

           (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(b) and (c), a compliance certificate from a Financial Officer of the Borrower in the form of Exhibit K certifying on behalf of the Borrower that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(f), 8.16, 9.01(vi), 9.01(vii), 9.01(x), 9.01(xii), 9.01(xix), 9.02(v),
9.03(ii), 9.04(v), 9.04(xi), 9.04(xiv), 9.05(v), 9.05(viii), 9.05(xiv) and 9.07 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be, (ii) list all Wholly-Owned Specified Subsidiaries as of the end of such fiscal quarter or year, as the case may be, together with a report of (a) the total assets of each such Wholly-Owned Specified Subsidiary, (b) the total cash contributed to each such Wholly-Owned Specified Subsidiary by the Borrower or another Wholly-Owned Subsidiary thereof during the Test Period covered by such financial statements, (c) the total cash distributed by each such Wholly-Owned Specified Subsidiary to the Borrower or another Wholly-Owned Subsidiary thereof during the Test Period covered by such financial statements, and (d) the basis for which each such Wholly-Owned Specified Subsidiary cannot enter into any Credit Document, and (iii) certify that there have been no changes to Annexes C through F, and Annexes I through K, in each case of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Initial Borrowing Date or, if later, since the date of the most certificate delivered pursuant to this Section 8.01(f), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connections with any such changes.

           (g) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.


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
           (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness.

           (i) Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse
Effect:

          (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that
     (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

           All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

           (j) Bank Debt Ratings. Promptly upon, and in any event within three Business Days after, any officer of the Borrower obtains knowledge of any change in the Bank Debt Rating by Moody's or S&P, notice of such change and the effective date thereof.

           (k) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

           8.02 Books, Records and Inspections; Annual Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with generally accepted accounting principles and which conform to all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may reasonably request; provided, however, so long as no Event of Default exists, the Required Lenders (but not the Administrative Agent) shall be limited to one such visit in any fiscal year of the Borrower.

           (b) At a date to be mutually agreed upon between the Administrative Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting (which meeting, to the extent agreed to by the Administrative Agent, may be by teleconference) with all of the Lenders at which meeting will be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

           8.03 Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance. The provisions of this Section
8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance. In addition to the foregoing, the Borrower acknowledges and agrees that (x) the Administrative Agent has the right, on an annual basis, to review the insurance then being maintained by the Borrower and its Subsidiaries and to require the Borrower and its Subsidiaries to increase their levels of coverage from that which then exists to the extent that the Administrative Agent has a reasonable basis to require same and (y) they will, within 30 days following such a request by the Administrative Agent, obtain such increased insurance coverage to the extent available at commercially reasonable rates.

           (b) The Borrower will, and will cause each of the other Credit Parties to, keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by (or on behalf of) the Borrower and/or such other Credit Party) (i) shall name the Collateral Agent as loss payee and/or additional insured, (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or at least 10 days' prior written notice in the case of non-payment of premium), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be deposited with the Collateral Agent.

           (c) If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring and maintaining such insurance.

           8.04 Existence; Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with
Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.05 Compliance with Statutes, etc.. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to Health Care Laws and environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

           (b) (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(i), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to the last paragraph of Section 10, the Borrower will (in each case) provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

           8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of a Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the ERISA Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or an ERISA Plan participant and any notices received by the Borrower, such Subsidiary or such ERISA Affiliate from the PBGC or any other government agency, or an ERISA Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of an ERISA Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is
reasonably expected to occur with respect to such ERISA Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to an ERISA Plan; that any contribution required to be made with respect to an ERISA Plan or Foreign Pension Plan has not been timely made; that an ERISA Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that an ERISA Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer an ERISA Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to an ERISA Plan; that the Borrower or any of its Subsidiaries or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from an ERISA Plan under
Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to an ERISA Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any ERISA Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any ERISA Plan pursuant to Section 4010 of ERISA. At the request of any Lender, the Borrower will also deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each ERISA Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any ERISA Plan or Foreign Pension Plan or received from any governmental agency or plan administrator or sponsor or trustee with respect to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), shall be delivered to the Lenders no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower, the respective Subsidiary or the ERISA Affiliate, as applicable. The Borrower will ensure, and cause each of its applicable Subsidiaries to ensure, that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.08 End of Fiscal Years; Fiscal Quarters. The Borrower will cause
(i) each of its, and each of its Subsidiaries, fiscal years to end on December 31 of each year and (ii) each of its, each of its Subsidiaries, fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year; provided, however, (x) one or more of the Subsidiaries of the Borrower existing on the Initial Borrowing Date may have a fiscal year that ends on September 30 and (y) one or more of such Subsidiaries may elect to change their fiscal year end to December 31.

           8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, lease, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is immaterial or is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

           8.11 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit only as provided in Section 7.08.

           8.12 Additional Security; Further Assurances; etc. (a) Except as otherwise provided in Section 9.15 and for Wholly-Owned Specified Subsidiaries existing on the Initial Borrowing Date (for so long as (and to the extent that) such Persons constitute Wholly-Owned Specified Subsidiaries), the Borrower will, and will cause each of its Wholly-Owned Domestic Subsidiaries to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties of the Borrower and such Wholly-Owned Domestic Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"); provided, however, neither the Borrower nor any Wholly-Owned Domestic Subsidiary of the Borrower will be required to grant a Mortgage on Real Property pursuant to this Section 8.12(a) unless the fair market value (as determined in good faith by the Borrower) of such Mortgaged Property equals or exceeds $1,000,000. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute, after appropriate filings have been made (to the extent required to be so made), valid and enforceable perfected security interests and Mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.


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
           (b) The Borrower will, and will cause each of the other Credit Parties to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord waivers, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will, and will cause the other Credit Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 8.12 has been complied with.

           (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property of the Borrower and its Subsidiaries constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

           (d) (i) The Borrower will cause each Wholly-Owned Specified Subsidiary of the Borrower (whether existing on the Initial Borrowing Date or thereafter created, established or acquired) that has not entered into any Credit Document because to have done so either (x) would have violated a law, regulation, rule, order, approval, license or other restriction applicable to such Wholly-Owned Specified Subsidiary and issued or imposed by any governmental authority or (y) would have reasonably been expected to cause such Wholly-Owned Subsidiary to fail to satisfy a net worth, net equity or capital requirement or similar calculation or requirement imposed on such Wholly-Owned Subsidiary by any governmental authority having jurisdiction of such Wholly-Owned Subsidiary due to the regulated nature of such Wholly-Owned Subsidiary's operations, in either case to, upon such restrictions ceasing to (or to the extent that such restrictions do not) apply to such Wholly-Owned Specified Subsidiary, execute and deliver to the Collateral Agent counterparts of the Security Agreement, the Pledge Agreement and the Subsidiaries Guaranty (to the extent that any such Credit Documents were not theretofore entered into by such Wholly-Owned Specified Subsidiary), together with all other relevant documentation (including opinions of counsel, resolutions, officers' certificates and UCC financing statements) of the type described in Section 5 as such Wholly-Owned Specified Subsidiary would have had to deliver if it executed such Credit Documents on the Initial Borrowing Date (after which time such Wholly-Owned Specified Subsidiary shall cease to constitute same); provided, however, no Wholly-Owned Foreign Subsidiary of the Borrower shall be required to take any actions pursuant to this Section 8.12(d)(i) except to the extent required by Section 8.13.

           (ii) To the extent that the capital stock or other equity interests of any Subsidiary of the Borrower have not theretofore been pledged to the Collateral Agent under the Pledge Agreement because to have done so would have violated a law, regulation, rule, order, approval, license or other restriction applicable to such Subsidiary and issued or imposed by any governmental authority due to the regulated nature of such Subsidiary's operations, the Borrower will, or will cause the other applicable Credit Party to, upon such restrictions ceasing to apply to such Subsidiary, pledge and deliver to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement the capital stock or other equity interests of any such Subsidiary.


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           (e) The Borrower agrees that each action required by clauses (a)
through (d) of this Section 8.12 shall be completed as soon as possible, but in no event later than 30 days (or 10 days in the case of preceding clause (d)) after such action is required to be taken or is requested to be taken by the Administrative Agent or the Required Lenders, as the case may be; provided that, in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

           8.13 Foreign Subsidiaries Security. Following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement, the Administrative Agent may request in writing that the Borrower deliver to the Administrative Agent within 30 days after such request evidence reasonably satisfactory to the Administrative Agent that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would no longer reasonably be expected to cause (x) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (y) other materially adverse Federal income tax consequences to the Credit Parties, and, to the extent such evidence is so delivered (or no evidence to the contrary is delivered within such 30-day period) the Borrower will, at the written request of the Administrative Agent or the Required Lenders, take one or more of the actions described in the immediately succeeding sentence. Provided that the actions set forth in clauses (i) through (iii) above would not cause the conditions set forth in either clause (x) or (y) above to be met, then within 45 days after the Administrative Agent's request, (I) the Borrower will, or will cause its applicable Subsidiary to, pledge that portion of each such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (II) the Borrower will cause each such Foreign Subsidiary (to the extent that it is a Wholly-Owned Subsidiary) to execute and deliver the Security Agreement and the Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of each such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and (III) the Borrower will cause each such Foreign Subsidiary (to the extent it is a Wholly-Owned Subsidiary) to execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement; in each case to the extent that the entering into the Security Agreement, Pledge Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section
8.13 to be in form and substance reasonably satisfactory to the Administrative Agent.


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
           8.14 Ownership of Subsidiaries; etc. Except (i) for non-Wholly-Owned Subsidiaries existing as of the Initial Borrowing Date or (ii) as otherwise permitted by Section 9.05(xiv) and the definition of Permitted Acquisition, the Borrower will, and will cause each of its Subsidiaries to, either solely or together with one or more other Wholly-Owned Subsidiaries, own 100% of the capital stock and other equity interests of each of their Subsidiaries (other than, in the case of a Foreign Subsidiary, directors' qualifying shares and nominal shares held by local nationals, in each case to the extent required by applicable law).

           8.15 Maintenance of Corporate Separateness. The Borrower will, and will cause each of its Subsidiaries to, satisfy in all material respects customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries will take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any of its Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with one another or with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

           8.16 Permitted Acquisitions. (a) Subject to the provisions of this
Section 8.16 and the requirements contained in the definition of Permitted Acquisition, from and after January 1, 2004 the Borrower and each of its Wholly-Owned Subsidiaries that are Subsidiary Guarantors may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days' prior written notice of any Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iii) the Administrative Agent and the Lenders shall have received, to the extent available, audited year end financial statements for at least the previous fiscal year and interim unaudited quarterly financial statements for the then current fiscal year of the Acquired Entity or Business being acquired pursuant to such proposed Permitted Acquisition, although to the extent that such audited year end financial statements are not available, the Administrative Agent shall be reasonably satisfied with the form and scope of all financial statements for such Acquired Entity of Business for the then most recently ended fiscal year of such Acquired Entity or Business and for the then current fiscal year of such Acquired Entity or Business; (iv) calculations are made by the Borrower with respect to the financial covenants contained in Sections 9.08 through 9.11, inclusive, for the respective Calculation Period on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period; (v) based on good faith


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
projections prepared by the Borrower for the period from the date of the consummation of the respective Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the financial covenants set forth in Sections 9.08 through 9.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in such Sections 9.08 through 9.11, inclusive, as compliance with such financial covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition; (vi) all of the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vii) the Maximum Permitted Consideration for the respective Permitted Acquisition, when added to the aggregate Maximum Permitted Consideration paid for all other Permitted Acquisitions consummated during such fiscal year, does not exceed $50,000,000; (viii) after giving effect to such proposed Permitted Acquisition and the payment of all amounts (including fees and expenses) owing in connection therewith, the sum of the Total Unutilized Revolving Loan Commitment then in effect plus the aggregate amount of all Unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors at such time shall equal or exceed the sum of (I) $25,000,000 plus
(II) an amount equal to the aggregate amount reasonably likely to be payable in respect of all post-closing purchase price adjustments, earn-out payments, non-compete payments and/or deferred purchase payments (or similar payments), in each case required or which will be required in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments and other payments may be required to be made) as determined by the Borrower in good faith; and (ix) the Borrower shall have delivered to the Administrative Agent (with copies for each Lender) a certificate executed by one of its Financial Officers certifying compliance with the requirements of preceding clauses (i) through (viii), inclusive (to the extent applicable), and containing the calculations (in reasonable detail) (A) required by preceding clauses (iv), (v), (vii) and (viii) (to the extent applicable) and (B) necessary to establish the Acquired EBITDA of the Acquired Entity or Business acquired pursuant to each Permitted Acquisition for the most recently ended 12-month period for which financial statements are available for such Acquired Entity or Business; provided, however, the provisions of clauses (ii), (iii) and (v) above shall not be applicable to Permitted Acquisitions in which the Maximum Permitted Consideration is less than $5,000,000.

           (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

           (c) The Borrower will cause each Wholly-Owned Domestic Subsidiary and, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary, in each case which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Sections 8.12 and 9.15, to the reasonable satisfaction of the Administrative Agent.


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
           (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications pursuant to this Section 8.16 are true and correct and that all conditions thereto have been satisfied (or waived, to the extent applicable, in a prior writing by the Required Lenders) and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

           8.17 Cash Management System; etc. The Borrower and its Wholly-Owned Subsidiaries shall maintain a cash management system in a manner and following procedures consistent with their past business practices, which cash management system, in any event, shall provide that all available cash of the Borrower and the Subsidiary Guarantors (other than (i) nominal amounts of cash, (ii) Restricted cash and (iii) cash required to be maintained at Subsidiary Guarantors in order to (but only to the extent required to) maintain capital or net worth requirements imposed on such Subsidiary Guarantors by governmental authorities due to the regulated nature of such Subsidiary Guarantors' operations) be swept on a daily basis to one of the Primary Concentration Accounts in which the Collateral Agent has "control" over within the meaning of
Section 9-104 of the New York UCC.

           SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated (or have been cash collateralized or supported by a backstop letter of credit as provided in Section 4.02(j)) and the Loans, Notes and Unpaid Drawings (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnities described in Section
13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

           9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, repairmen's, supplier's and mechanics' liens and other similar Liens arising in the ordinary course of


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
     business, and (x) which do not in the aggregate materially detract from the value of the Borrower's and its Subsidiaries' property or assets taken as a whole or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such
     Schedule VIII provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Liens created pursuant to the Security Documents (which Liens include all Liens contemplated by Section 7.C of the Aetna Amended MSA (as in effect on the Effective Date);

          (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(v), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary;

          (vii) purchase money security interests in Real Property acquired after the Initial Borrowing Date or with respect to improvements thereto, and Liens placed upon equipment acquired after the Initial Borrowing Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries and (in each case) placed at the time of the acquisition (or construction) thereof by the Borrower or such Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase (or construction) price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition (or construction) of any such Real Property (or improvements thereto) or equipment or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 9.04(v) and (y) in all events, the Lien encumbering the Real Property (or improvements thereto) or equipment so acquired (or constructed) does not encumber any other asset of the Borrower or any of its Subsidiaries;


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
          (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

          (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $15,000,000 at any time outstanding;

          (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance, social security benefits and other similar forms of governmental insurance benefits and (y) deposits securing the performance of bids, tenders, leases (other than Capitalized Lease Obligations) and contracts (other than Indebtedness) in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this sub-clause (y) shall not at any time exceed $2,000,000;

          (xiii) Permitted Encumbrances;

          (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(xi), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (xv) customary Liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;

          (xvi) Liens solely in the nature of restrictions imposed on certain Subsidiaries of the Borrower by governmental authorities to maintain certain levels of capital or net worth requirements due to the regulated nature of such Subsidiaries' operations;

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
          (xvii) deposit, escrow or similar accounts held by customers of the Borrower or any of its Subsidiaries as security for the obligations of the Borrower or any of its Subsidiaries under customer contracts entered into in the ordinary course of business on a basis consistent with past practices;

          (xviii) fiduciary or similar accounts held by the Borrower or any of its Subsidiaries for their respective customers and for which the Borrower or its respective Subsidiaries process claims on an ASO basis, in each case so long as such accounts are funded with cash provided to the Borrower or its respective Subsidiaries by their respective customers; and

          (xix) Liens not otherwise permitted by clauses (i) through (xviii) of this Section 9.01 to the extent attaching to properties and assets not constituting Collateral and with an aggregate fair value not in excess of, and securing liabilities not in excess of, $10,000,000 in the aggregate at any time outstanding.

           In connection with the granting of Liens of the type described in clauses (vi), (vii) and (xiv) of this Section 9.01 by the Borrower of any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the property subject to such Liens).

           9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

          (iii) Investments may be made to the extent permitted by Section 9.05;

          (iv) each of the Borrower and its Subsidiaries may sell or otherwise dispose of obsolete, uneconomic or worn-out equipment in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may sell assets (other than the capital stock or other equity interests of any Subsidiary unless all of the capital stock and other equity interests of such Subsidiary then owned by the Borrower and its Subsidiaries are sold in a sale permitted by this clause (v)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length


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     transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the consideration received by the Borrower or such Subsidiary consists of at least 75% cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $12,500,000 in any fiscal year of the Borrower;

          (vi) each of the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(v));

          (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction or bulk sale;

          (viii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise restricts any Credit Party's right to grant a lien on such assets or property in favor of the Collateral Agent;

          (ix) any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor so long as (i) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (ii) in all other cases, a Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor is the surviving corporation of any such merger, dissolution or liquidation, (iii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation), and (iv) in the case of any such transaction pursuant to which any consideration is paid to a Person that is not a Wholly-Owned Subsidiary of the Borrower, such consideration shall be permitted to be paid at such time only to the extent that it could otherwise have been paid pursuant to (and the Borrower shall be required to satisfy the provisions of ) Section 8.16 or 9.05(xiv), as applicable; provided, however, so long as any New Senior Notes or the New Aetna Note remain outstanding, no Subsidiary of the Borrower may merge with or into, or be dissolved or liquidated into, or transfer any of its assets to, the Borrower;

          (x) any Foreign Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary of the Borrower so long as (i) in the case of any such merger, dissolution or liquidation, a Wholly-Owned Foreign Subsidiary of the Borrower is the surviving corporation of any such merger, dissolution or liquidation, and (ii) in the case of any such transaction pursuant to which any consideration is paid to a Person that is not a Wholly-Owned Subsidiary of the Borrower, such consideration shall be permitted to be paid at such time only to the extent that it could otherwise have been paid pursuant to (and the Borrower shall be required to satisfy the provisions of) Section 8.16 or 9.05(xiv), as applicable;

          (xi) Permitted Acquisitions may be made to the extent permitted by
     Section 8.16; and

          (xii) the Borrower or any of its Subsidiaries may sell the assets which are the subject of the Aetna Purchase Option upon the terms and conditions contained in the Aetna Asset Purchase Agreement.

           To the extent the Required Lenders waive the provisions of this
Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

           9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

           (i) any Subsidiary of the Borrower may (x) pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower and (y) if such Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account that the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

           (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its Ordinary Common Stock (or options to purchase such Ordinary Common Stock) following the death, disability, retirement or termination of employment of employees, officers or directors of the Borrower or any of its Subsidiaries, provided that the aggregate amount of all Dividends paid by the Borrower pursuant to this clause (ii) shall not exceed $1,000,000 in any fiscal year of the Borrower; and

           (iii) the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof through the issuance of additional shares of such Qualified Preferred Stock and/or shares of Ordinary Common Stock but not in cash or other property.

           9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI (as reduced by any permanent repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

          (iii) Indebtedness of the Borrower under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

          (iv) Indebtedness of the Borrower or any of its Subsidiaries under Other Hedging Agreements providing protection to the Borrower and its Subsidiaries against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries foreign operations so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

          (v) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations (to the extent permitted by Section 9.07) and purchase money Indebtedness described in Section 9.01(vii), provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (v) exceed $15,000,000 at any time outstanding;

          (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(viii) and (xiv);

          (vii) to the extent that same constitutes Indebtedness, obligations in respect of earn-out arrangements permitted pursuant to a Permitted Acquisition;

          (viii) Indebtedness of the Borrower under the New Senior Notes and the other New Senior Notes Documents in an aggregate principal amount not to exceed the remainder of (x) $300,000,000 (plus accrued and unpaid interest on the Old Notes from and after October 31, 2003 at a rate per annum of 9-3/4%) minus (y) the Cash Distribution Amount (less the amount of any repayments of principal of the New Senior Notes made after the Initial Borrowing Date);

          (ix) Indebtedness of the Borrower and the Subsidiary Guarantors under the New Aetna Note and the Aetna Subsidiaries Subordinated Guaranty in an aggregate principal amount of $48,915,205 (less the amount of any repayments of principal thereof made after the Initial Borrowing Date);

          (x) Indebtedness consisting of guaranties by the Borrower and the Subsidiary Guarantors of each other's Indebtedness permitted under this Agreement (other than obligations in respect of the New Senior Notes);

          (xi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y) and (z) the aggregate principal amount of all Indebtedness permitted by this clause
     (xi) shall not exceed $10,000,000 at any one time outstanding;

          (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within four Business Days of the incurrence thereof;

          (xiii) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets in accordance with the requirements of this Agreement so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person except as permitted by Section 9.04(x); and

          (xiv) so long as no Default or Event of Default then exists or would result therefrom, additional Indebtedness of the Borrower and its Subsidiaries not to exceed $10,000,000 in aggregate principal amount at any time outstanding.

           9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding, the aggregate amount of Unrestricted cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $40,000,000 for any period of five consecutive Business Days;

          (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 9.05;

          (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business consistent with past practices of the Borrower and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);

          (vi) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

          (vii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(iv);

          (viii) the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans and advances between and among one another (collectively, "Intercompany Loans"), provided that (i) the aggregate principal amount of all Intercompany Loans made by the Credit Parties pursuant to this Section 9.05(viii) to Wholly-Owned Subsidiaries of the Borrower that are not Subsidiary Guarantors shall not exceed $25,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof), (ii) no Intercompany Loans may be made by a Credit Party to a Wholly-Owned Subsidiary of the Borrower that is not a Credit Party at a time that any Default or Event of Default exists and is continuing, (iii) any such Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement, and (iv) each Intercompany Loan made to any Credit Party shall include (or, if not evidenced by an Intercompany Note, the books and records of the respective parties shall note that such Intercompany Loan shall be subject to) the subordination provisions attached as Annex A to the form of Intercompany Note;

          (ix) the Borrower and the Subsidiary Guarantors may make capital contributions to their respective Subsidiaries that are Subsidiary Guarantors;

          (x) so long as no Specified Default or Event of Default then exists or would result therefrom, the Borrower and its Wholly-Owned Subsidiaries may make cash capital contributions and Intercompany Loans to their respective Wholly-Owned Subsidiaries as, and only to the extent, necessary to enable such Wholly-Owned Subsidiaries to satisfy a net worth, net equity or capital requirement or similar calculation or requirement imposed on such Wholly-Owned Subsidiaries by any governmental authority having jurisdiction of such Wholly-Owned Subsidiaries due to the regulated nature of such Wholly-Owned Subsidiaries' operations;

          (xi) Permitted Acquisitions shall be permitted in accordance with
     Section 8.16;

          (xii) the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

          (xiii) the Borrower and its Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(v); and

          (xiv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make Investments not otherwise permitted by clauses (i) through (xiii) of this Section 9.05 in an aggregate amount not to exceed $15,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such Investments).

           9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

           (i) Dividends may be paid to the extent provided in Section 9.03;

           (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

           (iii) customary fees, indemnities and reimbursements may be paid to officers and directors of the Borrower and its Subsidiaries;

           (iv) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, severance arrangements, and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business;

           (v) periodic allocations of overhead expenses among the Borrower and its Subsidiaries may be made; and

           (vi) the Borrower may pay to any Subsidiary Guarantor and any Subsidiary of the Borrower may pay to the Borrower or any Subsidiary Guarantor management, consulting or similar fees on a basis consistent with past practices.

Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, pay any management, consulting or similar fees to any of their respective Affiliates other than as permitted by clause (vi) above.

           9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

                     Fiscal Year Ending On                      Amount
                     ---------------------                      ------
                     December 31, 2004                       $70,000,000
                     December 31, 2005                       $50,000,000
                     December 31, 2006                       $40,000,000
                     December 31, 2007                       $40,000,000
                     December 31, 2008                       $30,000,000

           (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of
(x) such excess and (y) 50% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above for such fiscal year may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year of the Borrower thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in clause (a) above (without giving effect to any increase in such amount pursuant to this clause
(b)).

           (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 180 days following the date of such Asset Sale, but only to the extent that an amount equal to such Net Sale Proceeds are not otherwise required to be applied pursuant to Section 4.02(e).

           (d) In addition to the foregoing, the Borrower or any of its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event, but only to the extent that an amount equal to such Net Insurance Proceeds are not otherwise required to be applied pursuant to
Section 4.02(f).

           (e) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries that are Subsidiary Guarantors may consummate Permitted Acquisitions in accordance with the requirements of Section 8.16.

           9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

                    Fiscal Quarter Ended                           Ratio
                   --------------------                            -----
                   March 31, 2004                                 1.85:1.00
                   June 30, 2004                                  2.25:1.00
                   September 30, 2004                             2.65:1.00
                   December 31, 2004                              2.95:1.00
                   March 31, 2005                                 3.05:1.00
                   June 30, 2005                                  3.20:1.00
                   September 30, 2005                             3.40:1.00
                   December 31, 2005                              3.40:1.00
                   March 31, 2006                                 3.40:1.00
                   June 30, 2006                                  3.40:1.00
                   September 30, 2006                             3.40:100
                   December 31, 2006                              3.40:1.00
                   March 31, 2007                                 3.40:1.00
                   June 30, 2007                                  3.40:1.00
                   September 30, 2007                             3.45:1.00
                   December 31, 2007

 and the last day of each fiscal quarter of the Borrower thereafter  3.50:1.00


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
           9.09 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below be less than the amount set forth opposite such fiscal quarter below:

                    Fiscal Quarter Ended                            Amount
                    --------------------                            ------
                   March 31, 2004                               $112,000,000
                   June 30, 2004                                 $98,500,000
                   September 30, 2004                           $101,000,000
                   December 31, 2004                            $106,500,000
                   March 31, 2005                               $111,000,000
                   June 30, 2005                                $117,000,000
                   September 30, 2005                           $125,000,000
                   December 31, 2005                            $133,000,000
                   March 31, 2006                               $128,500,000
                   June 30, 2006                                $122,000,000
                   September 30, 2006                           $113,000,000
                   December 31, 2006                            $104,000,000
                   March 31, 2007                               $104,000,000
                   June 30, 2007                                $105,000,000
                   September 30, 2007                           $105,500,000
                   December 31, 2007                            $106,000,000
                   March 31, 2008                               $107,000,000
                   June 30, 2008                                $108,000,000


           Notwithstanding the foregoing, in the event that Consolidated EBITDA for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth above in this Section 9.09 is less than the amount set forth opposite such fiscal quarter (any such fiscal quarter is referred to herein as a "Default Quarter"), the Borrower shall have the right to cure any Default or Event of Default that has so arisen solely under this Section 9.09 by causing one or more members of the Capital Cure Contribution Group to make a cash equity contribution to the Borrower within 15 days after the earliest of (A) the date that the Borrower obtains knowledge of such Default or Event of Default, (B) the delivery of the financial statements (and related officer's certificate) pursuant to Section 8.01 in respect of the respective Default Quarter and (C) the required date of delivery of such financial statements (and related officer's certificate) in respect of such Default Quarter in an aggregate amount equal to the applicable Capital Contribution Cure Amount (each such cash equity contribution is referred to herein as a "Capital Cure Contribution") , in each case so long as (i) the Borrower shall have notified the Administrative Agent and each Lender within five Business Days after the earliest of the dates referred to above in this paragraph that the Borrower has elected to cure such Default or Event of Default and the amount of the applicable Capital Contribution Cure Amount, (ii) within 15 days after the earliest of the dates referred to above in this paragraph, one or more members of the Capital Cure Contribution Group shall have made a Capital Cure Contribution in an aggregate amount equal to the applicable Capital Contribution Cure Amount and the Administrative Agent shall have received notice of same from the Borrower and
(iii) 100% of the proceeds of such Capital Cure Contribution are applied on the date of receipt thereof in accordance with Section 4.02(c). From and after the consummation of any Capital Cure Contribution, compliance with the covenants contained in this Section 9.09 shall be recalculated on a pro forma basis in accordance with the immediately succeeding sentence. Each Capital Cure Contribution made in accordance with the requirements of the immediately preceding sentence shall be included in Consolidated EBITDA (up to the applicable Capital Contribution Cure Amount) for the applicable Default Quarter for purposes of thereafter determining whether the Borrower is in compliance with the covenants set forth in this Section 9.09 only (and not for any other covenants) for the Test Period ending at the end of such Default Quarter and for subsequent Test Periods which include such Default Quarter. It is understood and agreed by the parties hereto that (A) nothing in this paragraph shall prevent the occurrence of any Default or, if such Default continues unremedied for three or more Business Days, any Event of Default (or the exercise of any remedies as a result thereof while such Event of Default continues) if the Borrower shall fail to be in compliance with this Section 9.09 as of the end of any Test Period and (B) the Borrower only shall have the right to cure such Default or Event of Default strictly in accordance with the terms of this paragraph.

           9.10 Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                               Period                              Ratio
                               ------                              -----

Initial Borrowing Date through and including March 30, 2005      4.00:1.00

March 31, 2005 through and including September 29, 2005          3.50:1.00

September 30, 2005 and thereafter                                3.00:1.00


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
           9.11 Modified Leverage Ratio. The Borrower will not permit the Modified Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                               Period                                 Ratio
                               ------                                 -----

Initial Borrowing Date through and including December 30, 2004      1.50:1.00

December 31, 2004 through and including September 29, 2005          1.25:1.00

September 30, 2005 and thereafter                                   1.00:1.00

9.12 Limitations on Payments of Certain Indebtedness; Modifications of Certain Indebtedness Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto, or with any other Person, money or securities before due for the purpose of paying when due), any New Senior Note or the New Aetna Note, provided, however, (x) that the New Aetna Note may be prepaid upon the exercise of the Aetna Purchase Option in accordance with the terms of the Aetna Documents and (y) the Borrower may purchase, repurchase or redeem outstanding New Senior Notes so long as (I) no Default or Event of Default then exists or would result therefrom, (II) the aggregate amount of cash expended to effect all such purchases, repurchases and redemptions shall not exceed $50,000,000, and (III) immediately after giving effect to any such purchase, repurchase or redemption, the sum of the Total Unutilized Revolving Loan Commitment then in effect plus the aggregate amount of all Unrestricted cash and Cash Equivalents of the Borrower and the Subsidiary Guarantors at such time shall equal at least $25,000,000;

          (ii) amend or modify, or permit the amendment or modification of any provision of, (x) any New Senior Notes Document, the New Aetna Note or the Aetna Subsidiaries Subordinated Guaranty other than any such amendments or modifications (A) to the New Senior Notes Documents or the New Aetna Note which could not reasonably be expected to be adverse to the interests of the Lenders and which have been approved in writing by the Administrative Agent (such approval not to be unreasonably withheld) and (B) to the Aetna Subsidiaries Subordinated Guaranty to evidence conforming changes that have been, or are then being, made to the Subsidiaries Guaranty taking into account, however, the subordination provisions of the Aetna Subsidiaries Subordinated Guaranty (to the extent applicable) and so long as the form of such amendment is reasonably satisfactory to the Administrative Agent, or
     (y) the Aetna Asset Purchase Agreement, the Aetna Purchase Option, the Plan of Reorganization or the Disclosure Statement other than any such amendments or modifications to the Aetna Asset Purchase Agreement and the Aetna Purchase Option which do not reduce the price to be paid or expand the assets to be purchased pursuant to the Aetna Purchase Option or which could not reasonably be expected to be adverse to the interests of the Lenders;

          (iii) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its capital stock or other equity interests (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock or other equity interests, unless such amendment, modification, change or other action contemplated by this clause (iii) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect; and

          (iv) amend or modify, or permit the amendment or modification of, any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreements in each case without the prior written consent of the Administrative Agent except for any such agreements exclusively between or among the Borrower and the Subsidiary Guarantors.

           9.13 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or any applicable regulation, rule, order, approval, license or other restrictions issued by any governmental authority, (ii) this Agreement and the other Credit Documents, (iii) the New Senior Note Documents, (iv) the Aetna Documents (as in effect on the Initial Borrowing Date and as the same may thereafter be amended or modified in accordance with the terms of the Aetna Documents and this Agreement so long as the terms of any restrictions described in clauses (a) through (c) above are no more restrictive on the Borrower or any of its Subsidiaries in any material respect than those terms as in effect on the Initial Borrowing Date), (v) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (vii) restrictions on the transfer of any asset pending the close of the sale of such asset, (viii) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01(iii), (vi), (vii), (xiv), (xvii), (xviii) or (xix) and (ix) customary restrictions in the respective Subsidiary's industry imposed by customers under contractual arrangements entered into in the ordinary course of business with respect to cash or other deposits or minimum net worth or similar requirements.

           9.14 Business, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Initial Borrowing Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

           (b) Notwithstanding anything to the contrary contained in this Agreement, so long as any New Senior Notes or the New Aetna Note remain outstanding the Borrower will not own any material assets other than (i) the capital stock of its Subsidiaries, (ii) cash and Cash Equivalents, (iii) intellectual property, (iv) the lease of the Real Property on which the Borrower's headquarters is located and (v) other assets held by the Borrower in the ordinary course of its business as conducted on the Initial Borrowing Date and on a basis consistent with past practice.

           9.15 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its Wholly Owned Subsidiaries may (x) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries and (y) establish, create and acquire non-Wholly-Owned Subsidiaries to the extent permitted by Section 9.05(xiv) or by the definition of Permitted Acquisition, in each case so long as (i) all of the capital stock and other equity interests of such new Subsidiary are (to the extent owned by a Credit Party) pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement, (ii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each new Wholly-Owned Foreign Subsidiary) executes and delivers to the Collateral Agent a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 8.13, each new Wholly-Owned Foreign Subsidiary) enters into such Mortgages and other Additional Security Documents as the Administrative Agent or the Required Lenders may require pursuant to Section 8.12 and (iv) each such new Wholly-Owned Domestic Subsidiary (and to the extent required by Section 8.13, each new Wholly-Owned Foreign Subsidiary) executes and delivers all other relevant documentation (including opinions of counsel, resolutions, officers' certificates and UCC financing statements) of the type described in Section 5 as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date; provided, however, that neither the Borrower nor any Subsidiary thereof shall be required to take any action of the type described in preceding clauses (i) through (iv) to the extent (but only to the extent) that the taking of any such action either (A) would violate any law, regulation, rule, order, approval, license or other restriction applicable to the Borrower or such Subsidiary and imposed by any governmental authority due to the regulated nature of the Borrower's or such Subsidiary's operations or (B) would reasonably be expected to cause such Wholly-Owned Subsidiary to fail to satisfy a net worth, net equity or capital requirement or similar calculation or requirement imposed on such Wholly-Owned Subsidiary by any governmental authority having jurisdiction of such Wholly-Owned Subsidiary due to the regulated nature of such Wholly-Owned Subsidiary's operations.

           9.16 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or other preferred equity interests other than (x) Qualified Preferred Stock of the Borrower or (y) any preferred stock issued by a Subsidiary of the

Borrower to the extent that such preferred stock is held by the Borrower or a Wholly-Owned Subsidiary thereof or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Borrower or such Subsidiary, as the case may be.

           (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary,
(iii) in the case of Foreign Subsidiaries, to qualify directors and other nominal amounts required to be held by local nationals in each case to the extent required by applicable law, or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

           (c) The Borrower will not permit any Person, other than one or more members of the Onex Group, to own or hold any MVS Common Stock.

           9.17 Changes to Legal Names, Organizational Identification Numbers, Jurisdiction or Type or Organization. The Borrower will not, and will not permit any of the other Credit Parties to, change its legal name until (i) it shall have given to the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the Initial Borrowing Date and later obtains one, or if there is any change in the organizational identification number of any Credit Party, the Borrower or such other Credit Party shall promptly notify the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the applicable Security Documents fully perfected and in full force and effect. Furthermore, the Borrower will not, and will not permit any of the other Credit Parties to, change its jurisdiction of organization or its type of organization until (i) it shall have given to the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request (although no change pursuant to this Section 9.17 shall be permitted to the extent that it involves a "Registered Organization" (as defined in the Security Agreement) ceasing to constitute same) and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect.

           SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

           10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or any Unpaid Drawing or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan, Note or Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

           10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           10.03 Covenants. The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.11, 8.16 or Section 9 (other than Section 9.09), (ii) default in the due performance or observance by it of
Section 9.09 and such default shall continue unremedied for a period of three or more Business Days after the end of the applicable Test Period or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

           10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $15,000,000; or

           10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries which custodian is not dismissed within 60 days after the date of such appointment or the date such custodian takes charge, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06 ERISA. (a) Any ERISA Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of an ERISA Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such ERISA Plan within the following 30 days, any ERISA Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such ERISA Plan, any ERISA Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any ERISA Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to an ERISA Plan or a Foreign Pension Plan has not been timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of an ERISA Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or ERISA Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any ERISA Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change of Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any ERISA
Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, in the opinion of the Required Lenders, a Material Adverse Effect; or

           10.07 Security Documents. After the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

           10.08 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

           10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $15,000,000; or

           10.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.


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
           SECTION 11. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Acquired EBITDA" shall mean, for any Acquired Entity or Business for any period, the Consolidated EBITDA as determined for such Acquired Entity or Business for such period on the basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein.

           "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (y) 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower, with the Borrower or such Wholly-Owned Subsidiary being the surviving Person).

           "Additional Security Documents" shall have the meaning provided in
Section 8.12.

           "Administrative Agent" shall mean DBAG, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

           "Aetna" shall mean Aetna Inc., a Pennsylvania corporation.

           "Aetna Amended MSA" shall mean the Second Amendment to the Master Service Agreement, dated as of March 11, 2003, entered into by and among the Borrower (on behalf of itself and all of its affiliates), and Aetna (on behalf of itself and all of its applicable affiliates, as the same may be further amended, modified or supplemented from time to time.

           "Aetna Asset Purchase Agreement" shall mean the form of asset purchase agreement attached as Exhibit D to the Aetna Amended MSA, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

           "Aetna Documents" shall mean, collectively, the Aetna Amended MSA, the Aetna Asset Purchase Agreement, the New Aetna Note, the Aetna Subsidiaries Subordinated Guaranty and the New Aetna Warrant.

           "Aetna Letter of Credit" shall mean the "Letter of Credit" as defined in the Aetna Amended MSA.

           "Aetna Purchased Assets" shall mean the "Purchased Assets" under, and as defined in, the Aetna Asset Purchase Agreement.


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
           "Aetna Purchase Option" shall mean Aetna's option to purchase the Aetna-Purchased Assets from the Borrower and/or its applicable Subsidiaries pursuant to the Aetna Amended MSA and the Aetna Asset Purchase Agreement.

           "Aetna Subsidiaries Subordinated Guaranty" shall mean the subordinated guaranty, dated as of January 5, 2004, issued by the Subsidiary Guarantors to Aetna guaranteeing the Borrower's obligations under the New Aetna Note and the Aetna Asset Purchase Agreement.

           "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power (including, with respect to the Borrower, the MVS Common Stock) for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Affiliate thereof shall be considered an Affiliate of the Borrower or any Subsidiary thereof.

           "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

           "Applicable Commitment Commission Percentage" shall mean for any day,
(i) in the event that the Total Unutilized Revolving Loan Commitment in effect on such day is greater than or equal to 50% of the Total Revolving Loan Commitment as in effect on such day, .750% per annum, and (ii) in the event that the Total Unutilized Revolving Loan Commitment in effect on such day is less than 50% of the Total Revolving Loan Commitment as in effect on such day, .500% per annum. For purposes of this definition, the Total Unutilized Revolving Loan Commitment and the Total Revolving Loan Commitment as in effect on any day shall be determined after the close of business (New York time) on such day, following adjustments to such amounts for activity on such day.

           "Applicable Margin" and "Applicable CL Margin" shall mean, on any day, (i) with respect to Loans, the respective percentage per annum set forth below under the appropriate column for the respective Type of Loan, and (ii) with respect to the Tranche evidenced by the Total Credit-Linked Commitment, the respective percentage per annum set forth below under the column "Applicable CL Margin" and (in the case of preceding clauses (i) and (ii)) opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) that is in effect on such day based on the Bank Debt Ratings:


=================================================== ========================== =========================== =========================
                                                       Loans maintained as      Loans maintained as Base     Applicable CL Margin
      Level                                             Eurodollar Loans               Rate Loans
=================================================== ========================== =========================== =========================
Level 1
-------
a rating from S&P of BB- or higher and a rating
from Moody's of Ba3 or higher                                 3.00%                      2.00%                       3.00%
--------------------------------------------------- -------------------------- --------------------------- -------------------------


=================================================== ========================== =========================== =========================
                                                       Loans maintained as      Loans maintained as Base     Applicable CL Margin
      Level                                             Eurodollar Loans               Rate Loans
=================================================== ========================== =========================== =========================
Level 2
-------
does not qualify for Level 1, with a rating (i) from S&P of BB- or higher and from Moody's of B1 or higher or (ii) from Moody's of Ba3 or higher and from S&P of B+ or higher


                                                                3.25%                      2.25%                       3.25%
----------------------------------------------------- -------------------------- --------------------------- -----------------------
Level 3
-------
does not qualify for Level 1 or Level 2                         3.50%                      2.50%                       3.50%
----------------------------------------------------- -------------------------- --------------------------- -----------------------

; provided that Level 3 pricing shall apply (i) at all times when a Default or an Event of Default exists, (ii) at all times when either or both of Moody's and/or S&P no longer maintain a Bank Debt Rating and (iii) at all times through and including March 31, 2004.

           "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02(ii), (iv), (vii) and
(viii).

           "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

           "Attributable Debt" shall mean, as of any date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to generally accepted accounting principles at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, and (ii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing (including an off-balance sheet receivables financing) product to which such Person is a party.

           "Bank Debt Rating" shall mean, on any date, each of the ratings most recently publicly announced by Moody's and S&P for the Loans.

           "Bankruptcy Code" shall have the meaning provided in Section 10.05.

           "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the jointly administered cases under the Bankruptcy Code commenced by the Borrower and certain of its Subsidiaries on March 11, 2003 in the United States District Court for the Southern District of New York and styled In re Magellan Health Services, Inc., et al., 03-40515 (PCB) and, to the extent of any reference made under Section 157 of Title 28 of the United States Code, the unit of such District Court having jurisdiction over such cases under Section 151 of Title 28 of the United States Code.

           "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

           "Base Rate Loan" shall mean each Swingline Loan and each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

           "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

           "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

           "Calculation Period" shall mean, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

           "Capital Contribution Cure Amount" shall mean, for any Default Quarter, that amount by which Consolidated EBITDA for the Test Period ended on the last day of such Default Quarter was less than the amount set forth opposite such Default Quarter in the table appearing in Section 9.09.

           "Capital Cure Contribution" shall have the meaning provided in
Section 9.09.

           "Capital Cure Contribution Group" shall mean one or more members of the Onex Group and one or more members of the R2 Group (but, in the case of one or more members of the R2 Group, only to the extent that its capital contribution is made as part of any co-investment right with, or co-investment offer made to one or more members of the R2 Group by, the Onex Group).

           "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.


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
           "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

           "Cash Distribution Amount" shall have the meaning provided in the Plan of Reorganization.

           "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency, instrumentality or sponsored corporation thereof and backed by the full faith and credit of the United States, and in each case having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit, overnight bank deposits and bankers' acceptances with any Lender or any commercial bank of recognized standing, having capital and surplus in excess of $250,000,000 and the commercial paper of the holding company of which, at the time of acquisition thereof, is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A or the equivalent thereof by S&P or at least A-2 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (iii) repurchase obligations with a term of not more than 92 days for underlying securities of the types described in clause (i) above and entered into with any commercial bank meeting the qualifications specified in clause (ii) above, (iv) other investment instruments offered or sponsored by financial institutions having capital and surplus in excess of $250,000,000 and the commercial paper of the holding company of which, at the time of acquisition thereof, is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), or, if no such commercial paper rating is available, a long-term debt rating, at the time of acquisition thereof, of at least A+ or the equivalent thereof by S&P or at least A-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (v) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having, at the time of acquisition thereof, one of the two highest rating categories obtainable from either Moody's or S&P (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (vi) commercial paper rated, at the time of acquisition thereof, at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), in each case maturing within one year after the date of acquisition, (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above, and (viii) in the case of any Foreign Subsidiary of the Borrower, (x) certificates of deposit (or comparable instruments) of any bank with which such Foreign Subsidiary regularly transacts business and with maturities of not more than six months from the date of acquisition by such Foreign Subsidiary, (y) overnight deposits and demand deposit accounts maintained with any bank that such Foreign Subsidiary regularly transacts business and (z) securities of the type and maturity described in clause (i) above but issued by the principal governmental authority in which such Foreign Subsidiary is organized so long as such security has the highest rating available from either S&P or Moody's.


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
           "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. ss. 9601 et seq.

           "Change of Control" shall mean (i) a "change of control" under (and as defined in) any New Senior Note Document shall have occurred, (ii) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Onex Group, (A) is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 35% or more of the outstanding total Voting Power of the Borrower's capital stock (determined on a fully diluted basis) at a time when the Onex Group owns less than 50% of the total Voting Power of the Borrower's capital stock (determined on a fully diluted basis) or (B) shall have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors, or (iii) at any time the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

           "CL Facility Fee" shall have the meaning provided in Section 3.01(c).

           "CL Lender" shall mean each Lender having a Credit-Linked Commitment (or, to the extent terminated, an outstanding Credit-Linked Deposit).

           "CL Letter of Credit" shall mean each Letter of Credit designated as such pursuant to Section 2.03(a) or (c), as the case may be.

           "CL Letter of Credit Outstandings" shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of CL Letters of Credit.

           "CL Percentage" of any CL Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Credit-Linked Commitment of such CL Lender at such time and the denominator of which is the Total Credit-Linked Commitment at such time, provided that if the CL Percentage of any CL Lender is to be determined after the Total Credit-Linked Commitment has been terminated, then the CL Percentage of such CL Lender shall be determined immediately prior (and without giving effect) to such termination.

           "CL Unpaid Drawing" shall mean any Unpaid Drawing under a CL Letter of Credit.

           "Change of Law" shall have the meaning provided in Section 10.06.

           "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

           "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) by any Credit Party pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.


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
           "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

           "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Term Loan Commitment, the Revolving Loan Commitment or the Credit-Linked Commitment.

           "Commitment Commission" shall have the meaning provided in Section 3.01(a).

           "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization, which order shall be a Final Order.

           "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period adjusted by (x) adding thereto, (A) without duplication and to the extent deducted in arriving at Consolidated Net Income for such period: (a) Consolidated Interest Expense; (b) provision for taxes based on income; (c) the amount of all amortization of intangibles and depreciation; (d) non-cash charges for the impairment of goodwill or other intangibles or the write-off of goodwill, intangibles or other assets; (e) the amortization or write-off of deferred financing, legal and accounting costs with respect to the Transaction or any Permitted Acquisition; and (f) the amount of all other non-cash charges or non-cash losses and (B) solely for purposes of determining compliance with Section 9.09 (and not for any other purpose), the aggregate Capital Contribution Cure Amount made pursuant to a Capital Cure Contribution during any Default Quarter occurring during such period, and (y) deducting therefrom, the amount of all cash payments during such period that are associated with any non-cash charges or non-cash losses that were added back to Consolidated Net Income in a previous period pursuant to preceding clause
(x)(A)(f); and, in each case, without giving effect to (i) any extraordinary gains, (ii) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business and (iii) any gains, losses, charges, expenses or income (or contra-expenses) associated with or resulting from the bankruptcy proceedings referred to in the definition of Bankruptcy Court including, without limitation, any reorganization expenses, expenses related to the Borrower's Key Employee Retention Program as described in the Plan of Reorganization, any adjustments resulting from the application of "fresh start" accounting under generally accepted accounting principles and any expenses or charges recognized as a result of the settlement of claims; it being understood that in determining the Total Leverage Ratio and the Modified Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Subsidiaries during such period.

           "Consolidated Indebtedness" shall mean, at any time, the remainder of
(A) the sum of, without duplication, (i) the aggregate principal amount of all Indebtedness (or, if greater, the aggregate face amount of any Indebtedness issued at a discount) of the Borrower and its Subsidiaries at such time (including, without limitation, all Loans, letters of credit (including Letters of Credit), Capitalized Lease Obligations and guaranties of other Indebtedness)


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
and (ii) the aggregate outstanding amount of all Attributable Debt of the Borrower and its Subsidiaries at such time; provided that for purposes of this definition, the amount of Indebtedness in respect of Interest Rate Protection Agreements and Other Hedging Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, minus (B) the aggregate amount of all Unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries at such time in excess of $20,000,000.

           "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

           "Consolidated Interest Expense" shall mean, for any period, the sum of the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, (ii) all Fees accrued during such period pursuant to Sections 3.01(a), (b), (c) and (d), (iii) all interest expense during such period as set forth in Sections 2.05(a) and (b) and (iv) the interest component (or imputed interest) of any lease payment or other off-balance sheet financing under Attributable Debt transactions paid by the Borrower and its Subsidiaries for such period; provided that the amortization or write-off of deferred financing, legal and accounting costs with respect to the Transaction or any Permitted Acquisition in each case shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

           "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, and (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Subsidiary provided that any net income excluded under clause (i) or (ii) above in any period (to the extent that such net income otherwise would have been included in the Consolidated Net Income of the Borrower in such period) shall be included in any subsequent period to the extent of any cash dividend or cash distribution of such net income in such subsequent period made by such Person to the Borrower or a Subsidiary thereof (provided the net income of such Subsidiary is not restricted as set forth in clause (ii) above).

           "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether


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
directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

           "Continuing Directors" shall mean the directors of the Borrower on the Initial Borrowing Date and each other director, if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of then Continuing Directors; it being understood, however, that any director of the Borrower elected by the Onex Group, either voting as a separate class as the holders of the MVS Common Stock or voting together with the holders of the Ordinary Common Stock, at a time when the Onex Group owns 50% or more of the total Voting Power of the Borrower's capital stock (determined on a fully diluted basis), shall constitute a Continuing Director.

           "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

           "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

           "Credit-Linked Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Credit-Linked Commitment," as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, or
(y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

           "Credit-Linked Deposit" shall mean, as to each CL Lender, the cash deposit made by such CL Lender pursuant to Section 2.07(a) or Section 1.13 or 13.04(b), as the case may be, as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments to or by such CL Lender pursuant to Section
1.13 or 13.04(b). The initial amount of each CL Lender's Credit-Linked Deposit shall be equal to the amount of its Credit-Linked Commitment on the Initial Borrowing Date or on the date that such Person becomes a CL Lender pursuant to
Section 1.13 or 13.04(b).


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
           "Credit-Linked Deposit Account" shall mean the account of, and established by, the Administrative Agent under its sole and exclusive control and maintained at the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 and designated as the "Magellan Credit-Linked Deposit Account" that shall be used solely for the purposes set forth in Sections 2.04(c)(ii) and 2.05(b).

           "Credit-Linked Deposit Cost Amount" shall mean, at any time, an amount (expressed in basis points) determined by the Administrative Agent in consultation with the Borrower based on the term on which the Credit-Linked Deposits are invested from time to time and representing the Administrative Agent's administrative cost for investing the Credit-Linked Deposits.

           "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

           "DBAG" shall mean Deutsche Bank AG, New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

           "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

           "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

           "Defaulting RL Lender" shall mean any RL Lender with respect to which a Lender Default is in effect.

           "Default Quarter" shall have the meaning provided in Section 9.09.

           "Disclosure Statement" shall mean the Disclosure Statement, dated August 18, 2003, pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court, and as the same may be amended, modified or supplemented from time in accordance with the terms hereof and thereof.

           "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.


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
           "Documents" shall mean the Credit Documents and the Plan Documents.

           "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

           "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the United States or any State thereof.

           "Drawing" shall have the meaning provided in Section 2.05(c).

           "Effective Date" shall have the meaning provided in Section 13.10.

           "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

           "Employment Agreements" shall have the meaning provided in Section 5.13.

           "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

           "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.Css. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.


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
           "Equity Offering" shall mean, collectively, (i) the offering by the Borrower of 2,631,579 shares of its Ordinary Common Stock in accordance with the Plan of Reorganization and (ii) the issuance by the Borrower of shares of its MVS Common Stock to an Affiliate of Onex in accordance with the Plan of Reorganization.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

           "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

           "ERISA Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate on or after the Initial Borrowing Date, and each such plan for the five year period immediately following the latest date (whether before or after the Initial Borrowing Date) on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

           "Eurodollar Loan" shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

           "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by
(b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

           "Event of Default" shall have the meaning provided in Section 10.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

           "Existing Credit Agreement" shall mean the "Senior Secured Credit Agreement" as defined in the Plan of Reorganization.

           "Existing Indebtedness" shall have the meaning provided in Section 7.21.

           "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.13.


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
           "Facing Fee" shall have the meaning provided in Section 3.01(d).

           "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

           "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

           "Final Maturity Date" shall mean August 15, 2008.

           "Final Order" shall mean an order of the Bankruptcy Court entered by the Bankruptcy Court, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or to move for a new trial has expired and as to which no appeal, writ of certioreri or request for a new trial shall then be pending.

           "Financial Officer" of any Person shall mean the chief financial officer or treasurer of such Person.

           "Foreign Pension Plan" shall mean each employee benefit plan, employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by the Borrower or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

           "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States or any State thereof.

           "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

           "Health Care Laws" shall mean any and all applicable current and future laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other governmental authority, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, relating in any way to the conduct of the business of the Borrower or any Subsidiary thereof and the provision of health care services generally.

           "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers' acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii),
(iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement, and (viii) all Attributable Debt of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person (including pursuant to customer service contracts, including the Aetna Amended MSA).

           "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial incurrence of Loans occurs.

           "Intercompany Loan" shall have the meaning provided in Section 9.05(viii).

           "Intercompany Note" shall mean a promissory note, in the form of Exhibit M, evidencing Intercompany Loans.

           "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

           "Interest Period" shall mean (i) as to any Borrowing of Eurodollar Loans, the interest period applicable to such Borrowing of Eurodollar Loans selected pursuant to, and otherwise subject to the provisions of, Section 1.09, and (ii) as to any investment of the Credit-Linked Deposits, the interest period applicable to the Credit-Linked Deposits selected pursuant to, and otherwise subject to the provisions of, Section 2.07(e).

           "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

           "Investments" shall have the meaning provided in Section 9.05.

           "Issuing Lender" shall mean each of (i) DBAG (except as otherwise provided in Section 12.09) and (ii) and any other Lender reasonably acceptable to the Administrative Agent and the Borrower which agrees to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender, in which case any such Affiliates also shall be an Issuing Lender hereunder.

           "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers' compensation, surety bonds and other similar statutory or regulatory obligations, (ii) obligations of the Borrower or any of its Subsidiaries with respect to customer contracts entered into in the ordinary course of business and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations in respect of the New Senior Notes, the New Aetna Note, the Aetna Subsidiaries Subordinated Guaranty, the Aetna Purchase Option and Indebtedness which is subordinated to any of the Obligations or capital stock).

           "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

           "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 1.13 or 13.04(b).

           "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(d) or 2.

           "Letter of Credit" shall have the meaning provided in Section 2.01(a). Letters of Credit shall be either CL Letters of Credit or WC Letters of Credit.

           "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

           "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

           "LIBOR Rate" shall mean, for any Interest Period with respect to the investment of the Credit-Linked Deposits, the rate for deposits in Dollars for such Interest Period which appears on the Telerate Page 3750 as of 11:00 A.M. (London time) on the day that is two Business Days preceding the beginning of such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for that Interest Period will be the rate determined in good faith by the Administrative Agent on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market at approximately 11:00 A.M. (London time) on the day that is two Business Days preceding the beginning of the new Interest Period to prime banks in the London interbank market for such Interest Period commencing on the beginning of the new Interest Period and in the then outstanding amount of the Credit-Linked Deposits. The Administrative Agent will request the principal London office of each of such four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, the rate for that new Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 A.M. (New York time) on the beginning of the new Interest Period for loans in Dollars to leading European banks for such Interest Period commencing on the beginning of the new Interest Period and in the amount of the Credit-Linked Deposits.

           "Lien" shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

           "Loan" shall mean each Term Loan, each Revolving Loan and each Swingline Loan.

           "Management Agreements" shall have the meaning provided in Section 5.13.

           "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d).

           "Margin Stock" shall have the meaning provided in Regulation U.

           "Material Adverse Effect" shall mean (i) a material adverse effect on the Transaction, (ii) a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (iii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or Administrative Agent hereunder or under any other Credit Document; it being understood that the exercise of the Aetna Purchase Option in accordance with the terms thereof and hereof in and of itself shall not constitute a Material Adverse Effect.

           "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of the Ordinary Common Stock of the Borrower (based on (x) the closing and/or trading price of the Ordinary Common Stock of the Borrower on the date of such Permitted Acquisition on the stock exchange on which the Ordinary Common Stock of the Borrower is listed or the automated quotation system on which the Ordinary Common Stock is quoted, or (y) if the Ordinary Common Stock of the Borrower is not listed on an exchange or quoted on a quotation system, the bid and asked prices of the Ordinary Common Stock in the over-the-counter market at the close of trading or (z) if the Ordinary Common Stock of the Borrower is not so listed, based on a good faith determination of the Board of Directors of the Borrower) issued as consideration in connection with such Permitted Acquisition,
(ii) the fair market value of all Qualified Preferred Stock of the Borrower (based on a good faith determination of the Board of Directors of the Borrower) issued as consideration in connection with such Permitted Acquisition, (iii) the aggregate amount of all cash paid by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including payments of fees, costs, expenses and taxes in connection therewith), (iv) the aggregate principal amount of, and other obligations due under, all Indebtedness assumed, incurred and/or issued by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition, (v) the aggregate amount that could reasonably be expected to be paid (based on good faith projections prepared by the Borrower) pursuant to any earn-out, non-compete, consulting or deferred compensation or purchase price adjustment) for such Permitted Acquisition and (vi) the fair market value (based on a good faith determination of the Borrower) of all other consideration payable in connection with such Permitted Acquisition.

           "Maximum Swingline Amount" shall mean $5,000,000.

           "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000,
(ii) for Revolving Loans, $500,000, and (iii) for Swingline Loans, $250,000.

           "Modified Leverage Ratio" shall mean, at any time, the ratio of (x) Consolidated Indebtedness at such time (less the aggregate principal amount of the New Aetna Note and all New Senior Notes outstanding at such time) to (y) Consolidated EBITDA for the Test Period then most recently ended.

           "Moody's" shall mean Moody's Investors Service, Inc., or any successor corporation thereto.

           "Mortgage" shall mean a mortgage substantially in the form of Exhibit N, with such modifications thereto as any local counsel of the Collateral Agent may deem necessary or appropriate.

           "Mortgaged Property" shall mean any Real Property owned or leased by the Borrower or any other Credit Party which is encumbered (or required to be encumbered) by a Mortgage.

           "MVS Common Stock" shall have the meaning provided in Section 7.13.

           "NAIC" shall mean the National Association of Insurance
Commissioners.

           "Net Debt Proceeds" shall mean, with respect to any incurrence or issuance of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable fees, expenses and costs associated therewith including, without limitation, those of attorneys, accountants and other professionals) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

           "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith including, without limitation, those of attorneys, accountants and other professionals) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

           "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

           "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) the reasonable costs of such sale (including fees and commissions, attorney's and other professional fees, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold),
(ii) the incremental taxes paid or payable as a result of such Asset Sale, and
(iii) in the case of the sale of the assets subject to, and upon the exercise of, the Aetna Purchase Option, an amount equal to the original principal amount of the New Aetna Note as of the Initial Borrowing Date (i.e., $48,915,205) but only so long as the remaining obligations under the New Aetna Note are extinguished or paid in full as part of (and in connection with) the exercise of the Aetna Purchase Option.

           "New Aetna Note" shall mean the $48,915,205 note issued by the Borrower to Aetna on or prior to the Initial Borrowing Date pursuant to (and in satisfaction of the Aetna Claim as defined in) the Plan of Reorganization and the Aetna Amended MSA, which note is due December 31, 2005 (subject to partial extension).

           "New Aetna Warrant" shall mean the warrant issued by the Borrower to Aetna on or prior to the Initial Borrowing Date pursuant to the Plan of Reorganization and the Aetna Amended MSA.

           "New Senior Notes" shall mean the Borrower's 9-?% Senior Notes due November 15, 2008 issued pursuant to the New Senior Notes Indenture.

           "New Senior Notes Documents" shall mean the New Senior Notes, the New Senior Notes Indenture and each other document executed and delivered in connection with the issuance of the New Senior Notes.

           "New Senior Notes Indenture" shall mean the Indenture, dated as of January 5, 2004, between the Borrower and HSBC Bank USA, as trustee, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

           "Non-Compete Agreements" shall have the meaning provided in Section 5.13.

           "Non-Defaulting Lender" and "Non-Defaulting RL Lender" shall mean and include each Lender or RL Lender, as the case may be, other than a Defaulting Lender.

           "Non-U.S. Lender" shall mean each Lender, each Issuing Lender or the Administrative Agent in each case to the extent that any such Person is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes.

           "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

           "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

           "Notice of Conversion/Continuation" shall have the meaning provided in Section 1.06.

           "Notice Office" shall mean (i) for credit notices, the office of the Administrative Agent located at 60 Wall Street, New York, New York, 10005,
Attention: Scottye Lindsey, Telephone No.: (212) 250-6115, and Telecopier No.:
(212) 797-5692, and (ii) for operational notices, the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302, Attention: Lascelles Thompson, Telephone No.: (201) 593-2172, and Telecopier No.: (201) 593-2310, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

           "Notice of Plan Effective Date" shall mean the notice from the Borrower certifying that the effective date for the Plan of Reorganization has occurred.

           "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

           "Old Notes" shall mean the "Senior Notes" as defined in the Plan of Reorganization.

           "Onex" shall mean Onex Corporation, a corporation organized and existing under the laws of the Province of Ontario, Canada, and any successor to all or substantially all the assets and business thereof.

           "Onex American Holdings II" shall mean Onex American Holdings II, LLC, a limited liability company organized and existing under the laws of Delaware, and any successor to all or substantially all the assets or business thereof.

           "Onex Group" shall mean Onex American Holdings II, Onex, Onex Partners and any Person at the time controlled by Onex or Onex Partners, each of which shall be considered "a member of the Onex Group" for purposes hereof. For purposes of this definition, (i) Onex shall be deemed to control any Person controlled by Mr. Gerald W. Schwartz so long as Mr. Gerald W. Schwartz controls Onex and (ii) "control" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the Effective Date).

           "Onex Partners" shall mean Onex Partners LP, a limited partnership organized under the laws of the State of Delaware, and any successor to all or substantially all the assets and business thereof.

           "Ordinary Common Stock" shall have the meaning provided in Section 7.13.

           "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

           "Participant" shall have the meaning provided in Section 2.04(a).

           "Payment Office" shall mean the office of the Administrative Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

           "Percentage" shall mean, for any RL Lender or PF Lender, either its RL Percentage or PF Percentage, as applicable.

           "Permitted Acquisition" shall mean the acquisition by the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Wholly-Owned Subsidiary of the Borrower that is a Subsidiary Guarantor (so long as such Wholly-Owned Subsidiary is the surviving corporation)), provided that (in each case) (A) the consideration paid or to be paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans or Swingline Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section
9.04 and/or the issuance of Ordinary Common Stock of the Borrower or Qualified Preferred Stock of the Borrower, (B) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person (including way of merger), such Person shall own no capital stock or other equity interests of any other Person (excluding de minimis amounts) unless either (x) such Person and/or its Wholly-Owned Subsidiaries own 100% of the capital stock or other equity interests of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 90% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly-Owned Subsidiary of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person,
(C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.14, (D) all applicable requirements of Sections 8.16, 9.02 and 9.15 applicable to Permitted

Acquisitions are satisfied and (E) so long as any New Senior Notes or the New Aetna Note remain outstanding, the Borrower only may consummate Permitted Acquisitions consisting of the acquisition of the capital stock or other equity interests of an Acquired Entity or Business. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

           "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title policy (or binding commitment) delivered to the Administrative Agent with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

           "Permitted Liens" shall have the meaning provided in Section 9.01.

           "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

           "Plan Documents" shall have the meaning provided in the Plan of Reorganization (but excluding the New Senior Secured Credit Agreement (as defined in the Plan of Reorganization)).

           "Plan of Reorganization" shall mean the third amended joint chapter 11 plan of reorganization relating to the Borrower and its Subsidiaries subject thereto, dated August 18, 2003 as amended on September 25, 2003, October 8, 2003 and October 9, 2003, including the exhibits and schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof and hereof.

           "Pledge Agreement" shall have the meaning provided in Section 5.08.

           "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

           "Pledgee" shall have the meaning provided in the Pledge Agreement.

           "Primary Concentration Account" shall mean the principal concentration and disbursement accounts utilized by the Borrower for its and its Wholly-Owned Subsidiaries' cash management systems, with the initial Primary Concentration Accounts being maintained (i) as account number 078-2575 at Mellon Bank, N.A., at One Mellon Bank Center, Pittsburgh, Pennsylvania, and (ii) as account number 153910132759 at U.S. Bank National Association, at 150 4th Avenue North, Nashville, Tennessee.

           "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

           "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) any Asset Sale consummated after the first day of the relevant Calculation Period as if such Asset Sale (and the application of the proceeds therefrom) had occurred (and the proceeds therefrom had been applied) on the first day of the relevant Calculation Period, and/or (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

          (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

          (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

          (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Asset Sale or Permitted Acquisition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Asset Sale or Permitted Acquisition was consummated on the first day of the relevant Calculation Period, and, in the case of any Permitted Acquisition, taking into account factually supportable and identifiable cost savings and expenses directly attributable to any such Permitted Acquisition which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

           "Projections" shall mean the projections that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

           "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (w) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision,
(x) do not require the cash payment of dividends or distributions, (y) do not contain any covenants (other than periodic reporting covenants) and (z) are otherwise reasonably satisfactory to the Administrative Agent.

           "Quarterly Payment Date" shall mean the 15th day of each June, September, December and March occurring after the Initial Borrowing Date, commencing on March 15, 2004.

           "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

           "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

           "Register" shall have the meaning provided in Section 13.15.

           "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

           "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

           "Release" shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

           "Replaced Lender" shall have the meaning provided in Section 1.13.

           "Replacement Lender" shall have the meaning provided in Section 1.13.

           "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to an ERISA Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

           "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans, Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans and (y) WC Letter of Credit Outstandings) and Credit-Linked Commitments (or after the termination, CL Percentages of CL Letter of Credit Outstandings) represent at least a majority of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders, (ii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and WC Letter of Credit Outstandings at such time) and (iii) the Total Credit-Linked Commitment less the Credit-Linked Commitments of all Defaulting Lenders (or after the termination thereof, the aggregate CL Percentages of all Non-Defaulting Lenders of the total CL Letter of Credit Outstandings at such time).

           "Restricted" shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents
(i) appears (or would be required to appear) as "restricted" on a consolidated balance sheet of the Borrower or of any such Subsidiary, (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the Borrower or any of its Subisidiaries.

           "Returns" shall have the meaning provided in Section 7.09.

           "Revolving Loan" shall have the meaning provided in Section 1.01(b).

           "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

           "Revolving Note" shall have the meaning provided in Section 1.05(a).

           "RL Lender" shall mean each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans.


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           "RL Percentage" of any RL Lender at any time shall mean a fraction
(expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such RL Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentage of such RL Lender shall be determined immediately prior (and without giving effect) to such termination.

           "R2 Group" shall mean R2 Investments, LDC ("Investments"), a limited duration company organized and existing under the laws of the Cayman Islands, Amalgamated Gadget, L.P. ("Amalgamated"), a limited partnership organized and existing under the laws of Texas and the investment manager of Investments, Scepter Holdings, Inc., a Texas corporation and the general partner of Investments or any entity controlling, controlled by or under common control with Investments or Amalgamated. For purposes of this definition, "control", "controlling" and "controlled by" shall have the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the Effective Date).

           "S&P" shall mean Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., or any successor thereto.

           "Sale and Leaseback Transaction" shall mean any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sales or other title retention agreement, the same or similar property.

           "Scheduled Investment Termination Date" shall mean, when referring to the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account, the respective maturity date for the investment that the Credit-Linked Deposits have been so invested in. The respective maturity date for such investments shall be the date agreed to by the Borrower and the Administrative Agent from time to time, provided that if no such agreement shall be reached, the Scheduled Investment Termination Date shall be the last day of the then current Interest Period applicable to the Credit-Linked Deposits.

           "Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

           "SEC" shall have the meaning provided in Section 8.01(h).

           "Section 4.04 Indemnitee" shall have the meaning provided in Section 4.04(a).

           "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

           "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

           "Security Agreement" shall have the meaning provided in Section 5.10.

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           "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

           "Security Documents" shall mean and include the Pledge Agreement, the Security Agreement, each Mortgage and each other Additional Security Document.

           "Shareholders' Agreements" shall have the meaning provided in Section 5.13.

           "Specified Default" shall mean any Default under Section 10.01 or 10.05.

           "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

           "Subsidiaries Guaranty" shall have the meaning provided in Section 5.09.

           "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

           "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower and, to the extent required by Section 8.13, each Wholly-Owned Foreign Subsidiary of the Borrower other than, in each case, any such Wholly-Owned Subsidiary that is (but only for so long as it is) a Wholly-Owned Specified Subsidiary.

           "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Final Maturity Date.

           "Swingline Lender" shall mean DBAG for so long as DBAG is the Administrative Agent hereunder and thereafter shall mean the successor Administrative Agent in its individual capacity.

           "Swingline Loan" shall have the meaning provided in Section 1.01(c).

           "Swingline Note" shall have the meaning provided in Section 1.05(a).

           "Syndication Date" shall mean that date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

           "Tax Sharing Agreements" shall have the meaning provided in Section 5.13.

           "Taxes" shall have the meaning provided in Section 4.04(a).


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           "Term Loan" shall have the meaning provided in Section 1.01(a).

           "Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be terminated pursuant to Sections 3.03 and/or 10.

           "Term Note" shall have the meaning provided in Section 1.05(a).

           "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period). Notwithstanding anything to the contrary contained above in this definition or in Section 13.07 or otherwise required by generally accepted accounting principles, (A) for purposes of determining compliance with Section
9.08 for any Test Period ending on or before December 31, 2004, each such Test Period shall mean the period from January 1, 2004 to the last day of the fiscal quarter of the Borrower then last ended (in each case taken as one accounting period) (and calculated on a pro forma basis and if the Transaction and the related financing had occurred on January 1, 2004) and (B) for purposes of determining compliance with Sections 9.09, 9.10 and 9.11, Consolidated EBITDA for (i) the fiscal quarter of the Borrower ended March 31, 2003 shall be $40,700,000, (ii) the fiscal quarter of the Borrower ended June 30, 2003 shall be $40,000,000, (iii) the fiscal quarter of the Borrower ended September 30, 2003 shall be $41,300,000 and (iv) the fiscal quarter of the Borrower ended December 31, 2003 shall be $34,600,000 (although once the Borrower's financial statements which include the Borrower's fiscal quarter ended December 31, 2003 have been delivered to the Lenders, the Consolidated EBITDA for such fiscal quarter shall be adjusted to reflect the actual reported financial results of the Borrower for such fiscal quarter).

           "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

           "Total Credit-Linked Commitment" shall mean, at any time, the sum of the Credit-Linked Commitments of each of the Lenders at such time.

           "Total Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

           "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

           "Total Term Loan Commitment" shall mean, at any time, the sum of the Term Loan Commitments of each of the Lenders at such time.

           "Total Unutilized Credit-Linked Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Credit-Linked Commitment then in effect less (y) the aggregate amount of the CL Letter of Credit Outstandings at such time.


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           "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all WC Letter of Credit Outstandings at such time; provided, however, for purposes of determining the Applicable Commitment Commission Percentage at any time, the Total Unutilized Revolving Loan Commitment shall be determined without regard to any outstanding Swingline Loans.

           "Tranche" shall mean the respective facility and commitments utilized in making Loans and issuing Letters of Credit hereunder, with there being four separate Tranches, i.e., Term Loans, Revolving Loans, Swingline Loan and the CL Letters of Credit.

           "Transaction" shall mean, collectively, (i) the consummation of the Plan of Reorganization, (ii) the consummation of the Equity Offering, (iii) the entering into of the Credit Documents and the incurrence of Loans and issuance of Letters of Credit on the Initial Borrowing Date, (iv) the issuance of the New Senior Notes on the Initial Borrowing Date and (v) the payment of all fees and expenses in connection with the foregoing.

           "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

           "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

           "Unfunded Current Liability" of any ERISA Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the ERISA Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contribution).

           "United States" and "U.S." shall each mean the United States of America.

           "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

           "Unrestricted" shall mean, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

           "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the WC Letter of Credit Outstandings at such time.

           "U.S. Lender" shall mean each Lender, each Issuing Lender or the Administrative Agent that is a "United States person" (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes.

           "Voting Power" shall mean, with respect to any class or classes of capital stock of the Borrower (or any class or classes of capital stock then convertible into such capital stock at the option of the holders thereof), the voting power entitled to vote in the election of directors of the Borrower.


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           "WC Letter of Credit Fee" shall have the meaning provided in Section
3.01(b).

           "WC Letter of Credit" shall mean each Letter of Credit designated as such pursuant to Section 2.03(a) (although any WC Letter of Credit initially designated as such shall cease to constitute a WC Letter of Credit upon its re-designation as a CL Letter of Credit pursuant to Section 2.03(c)).

           "WC Letter of Credit Outstandings" shall mean, at any time, the aggregate amount of all Letter of Credit Outstandings at such time in respect of WC Letters of Credit.

           "WC Unpaid Drawing" shall mean any Unpaid Drawing under a WC Letter of Credit.

           "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Domestic Subsidiary of such Person.

           "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is also a Foreign Subsidiary of such Person.

           "Wholly-Owned Specified Subsidiary" shall mean any Wholly-Owned Subsidiary of the Borrower that is prohibited from entering into any Credit Document because to do so either (x) would violate a law, regulation, rule, order, approval, license or other restriction applicable to such Wholly-Owned Subsidiary due to the regulated nature of such Wholly-Owned Subsidiary's operations and issued or imposed by any governmental authority having jurisdiction over such Wholly-Owned Subsidiary or (y) would reasonably be expected to cause such Wholly-Owned Subsidiary to fail to satisfy a net worth, net equity or capital requirement or similar calculation or requirement imposed on such Wholly-Owned Subsidiary by any governmental authority having jurisdiction over such Wholly-Owned Subsidiary due to the regulated nature of such Wholly-Owned Subsidiary's operations.

           "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

           SECTION 12. The Administrative Agent.

           12.01 Appointment. The Lenders hereby irrevocably designate and appoint DBAG as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" also shall include DBAG in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or


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therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

           12.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

           12.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

           12.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the


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holder of any Note shall have any right of action whatsoever against the
Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

           12.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

           12.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document (including, without limitation, any account control agreements entered into pursuant to the Security Agreement) or in any way relating to or arising out of this Agreement or any other Credit Document (including, without limitation, any account control agreements entered into pursuant to the Security Agreement); provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

           12.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.


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           12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

           12.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

           (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

           (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

           (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this
Section 12 shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.


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           SECTION 13. Miscellaneous.

           13.01 Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and its affiliates (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement (including to administer the Credit-Linked Deposit Account and the Credit-Linked Deposits) and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and
(iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including


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applicable permits thereunder) applicable to any Real Property, or any
Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

           13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

           13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.


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           13.04 Benefit of Agreement; Assignments; Participations. (a) This
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the one year anniversary of the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

           (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in


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loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Specified Default or Event of Default then exists and the Syndication Date has theretofore occurred, the consent of the Borrower in each case shall be required in connection with any such assignment pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10,
2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, after the date of the respective assignment). Without the consent of the Administrative Agent, the Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2.04(c) in respect of such assignee's obligations under the Credit-Linked Commitment assigned to it.

           (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.


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           13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other
Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

           13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

           (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission, CL Facility Fees or WC Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

           (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.


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           13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, (i) except as otherwise specifically provided herein, all computations and all definitions (including accounting terms) used in determining compliance with Sections 8.16 and 9.07 through 9.11, inclusive, shall utilize generally accepted accounting principles and policies in conformity with those used to prepare the audited historical financial statements of the Borrower referred to in Section 7.05(a) and (ii) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis.

           (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of WC Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

           13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.


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           (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY
NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

           (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

           13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

           13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

           13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

           13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each


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Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the one year anniversary of the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans, the Revolving Loan Commitments and the Credit-Linked Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans, Revolving Loan Commitments and Credit-Linked Commitments are included on the Effective Date), or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (4) without the consent of the Administrative Agent (including, without limitation, in its capacity as holder of the Credit-Linked Deposits), amend, modify or waive any provision of Section 12 or any other provision of this Agreement as same relates to the rights or obligations of the Administrative Agent, or (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

           (b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Outstandings (or related Commitments), to replace only the respective Tranche of Commitments and/or Outstandings of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such


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Lender's consent is required as a result of its Revolving Loan Commitment),
Credit-Linked Commitment (if such Lender's consent is required as a result of its Credit-Linked Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent and/or cash collateralize its applicable Percentage of the Letter of Credit Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated and Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

           13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

           13.14 Domicile of Loans. Each Lender may transfer and carry its Loans and/or participations in outstanding Letters of Credit at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans and/or participations in outstanding Letters of Credit pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, after the date of the respective transfer).

           13.15 Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders, the Unpaid Drawings that the Borrower has elected to keep outstanding in accordance with the terms of this Agreement, the amount of any principal or interest due and payable with respect to such Loans and such Unpaid Drawings and each repayment in respect of the principal amount, and related interest amounts of the Loans of each Lender and in respect of each Unpaid Drawing, and the names of each of the Issuing Lenders, the amount that is due and payable with respect to the Letters of Credit issued by such Issuing Lenders and paid, by the Borrower to, or for the account of, each Issuing Lender, including the amount of Letter of Credit Outstandings (specifying the amount of any Unpaid Drawings) due and payable to an Issuing Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans or Unpaid Drawings. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments or Unpaid Drawings shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such


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Commitments and Loans or Unpaid Drawings and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans or Unpaid Drawings shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans or Unpaid Drawings shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15 except to the extent resulting from the Administrative Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In addition, the Borrower shall have the right, upon its written request to the Administrative Agent, to review a copy of the Register at any reasonable time.

           13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its reasonable discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated as confidential by the Borrower, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16, and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

           (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

           (c) Neither the Administrative Agent, any Lender, any of their respective affiliates nor any Credit Party provide accounting, tax or legal advice. Notwithstanding anything provided herein, and any express or implied claims of exclusivity or proprietary rights, each party hereto hereby agrees and acknowledges that each such party (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the U.S. federal, state or local tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by any such party to any other party relating to such tax treatment and tax structure, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. In this regard, each party hereto acknowledges and agrees that disclosure of the tax treatment and tax structure of the Transaction has not been and is not limited in any manner by an express or implied understanding or agreement (whether oral or written, and whether or not such understanding or agreement is legally binding), except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. For purposes of this authorization, "tax treatment" means the purported or claimed tax treatment of the Transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed tax treatment of the Transaction. This paragraph is intended to reflect the understanding of the parties hereto that the Transaction has not been offered under "conditions of confidentiality" as that phrase is used in Treasury Regulation ss.ss. 1.6011-4(b)(3)(i) and 301.6111-2(c)(1), and shall be interpreted in a manner consistent therewith.

                                      * * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

6950 Columbia Gateway Drive, Suite 400          MAGELLAN HEALTH SERVICES, INC.
Columbia, Maryland  21046
Attention: President and Chief Executive
Officer                                         By:
                                                   -----------------------------
Tel. No.:  (410) 953-1000                          Name:
Fax No.:  (410) 953-4715                           Title:


With a copy to:

6950 Columbia Gateway Drive, Suite 400
Columbia, Maryland  21046
Attention: General Counsel
Tel. No.: (410) 953-1000 Fax No.: (410) 953-4715

                                   DEUTSCHE BANK AG, NEW YORK BRANCH,
                                   Individually and as  Administrative Agent



                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                       CREDIT SUISSE FIRST BOSTON, acting
                                       through its CAYMAN ISLANDS BRANCH


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE I
                                                                      ----------

                                   COMMITMENTS
                                   -----------


                                                  Term Loan                   Revolving Loan               Credit-Linked
Lender                                            Commitment                   Commitment                  Commitment
------                                            ----------                   ----------                  ----------
Deutsche Bank AG, New York Branch                 $94,444,444.44               $37,500,000.00              $75,555,555.56

Credit Suisse First Boston, acting through its    $0                           $7,500,000.00               $0
Cayman Islands Branch

General Electric Capital Corporation              $5,555,555.56                $5,000,000.00               $4,444,444.44

                                                  ---------------               --------------             --------------
TOTAL:                                             $100,000,000                  $50,000,000               $80,000,000



                                                                     SCHEDULE II
                                                                     -----------



                                LENDER ADDRESSES
                                ----------------



Lender                                                               Address
------                                                               -------

Deutsche Bank AG, New York Branch                                    Deutsche Bank AG, New York Branch
                                                                     60 Wall Street
                                                                     New York, New York  10005
                                                                     Attention:  Scottye Lindsey
                                                                     Telephone No.:  (212) 250-6115
                                                                     Telecopier No.:  (212) 797-5692

Credit Suisse First Boston, acting through its Cayman Islands        Credit Suisse First Boston
Branch                                                               Loan Operations
                                                                     Eleven Madison Avenue
                                                                     New York, NY 10010
                                                                     Attention: Ed Markowski
                                                                     Telephone No.:  (212) 538-3380
                                                                     Telecopier No.:  (212) 538-6851

General Electric Capital Corporation                                 GE Commercial Finance
                                                                     Healthcare Financial Services
                                                                     2 Bethesda Metro Center, Suite 600
                                                                     Bethesda, MD 20814
                                                                     Attention:  Earl F. Smith III, Vice President
                                                                     Telephone No.:  (301) 664-9816
                                                                     Telecopier No.:  (301) 347-3175
                                                                     earl.smith@ge.com


                                                                    SCHEDULE III
                                                                    ------------


                                   ERISA PLANS
                                   -----------

                                                                     SCHEDULE IV
                                                                     -----------

                                  REAL PROPERTY
                                  -------------

                                                                    SCHEDULE V
                                                                    ----------



                                  SUBSIDIARIES
                                  ------------

                                                                     SCHEDULE VI
                                                                     -----------


                              EXISTING INDEBTEDNESS
                              ---------------------

                                                                    SCHEDULE VII
                                                                    ------------


                                    INSURANCE
                                    ---------

                                                                   SCHEDULE VIII
                                                                   -------------


                                 EXISTING LIENS
                                 --------------

                                                                     SCHEDULE IX
                                                                     -----------


                              EXISTING INVESTMENTS
                              --------------------

                                                                      SCHEDULE X
                                                                      ----------

                               CERTAIN TAX MATTERS
                               -------------------